EXHIBIT 99.1

ITEM 6.	SELECTED FINANCIAL DATA

The following table sets forth our selected financial data and should be read in conjunction with our financial statements and notes thereto included in Item 8, “Financial Statements and Supplementary Data” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Current Report on Form 8-K.

The following table sets forth our consolidated financial data on a historical basis for the periods ended December 31, 2007, 2006, 2005 and 2004.

CB Richard Ellis Realty Trust

(in thousands, except share data)

	Year Ended December 31,			July 1, 2004 (Date of Commencement) to December 31
	2007	2006	2005	2004
Statement of Operations Data:
Rental	$14,028	$6,630	$4,614	$913
Tenant Reimbursements	2,633	1,830	872	120

Total Revenue	16,661	8,460	5,486	1,033

Operating and Maintenance	1,057	860	367	7
Property Taxes	1,778	1,103	563	113
Interest	5,049	1,784	1,195	117
General and Administrative Expense	1,853	851	359	123
Property Management Fee to Related Party	160	41	7	—
Investment Management Fee to Related Party	1,547	739	603	230
Class C Fee to Related Party	—	145	459	197

Depreciation and Amortization	8,050	4,618	2,478	334
Organizational Expenses	—	—	—	109

Total Expense	19,494	10,141	6,031	1,230

Interest and Other Income	2,855	255	460	111

Income (Loss) Before Minority Interest, Provision for Income Taxes and Equity in Loss of Unconsolidated Entity	22	(1,426)	(85)	(86)
Minority Interest	4	(1,058)	(7)	(3)
Provision for Income Taxes	(279)	—	—	—
Equity in Loss of Unconsolidated Entity	(150)	—	—	—

Net Loss	$(403)	$(2,484)	$(92)	$(89)

Per Share Data:
Basic and Diluted Net Loss Per Share	$(0.02)	$(0.35)	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding—Basic and Diluted	18,545,418	7,010,722	6,967,762	6,893,961
Dividend Declared Per Share	$0.54	$0.50	$0.42	$0.08

	December 31,
	2007	2006	2005	2004
Balance Sheet Data:
Investments in Real Estate, After Accumulated Depreciation and Amortization	$309,805	$70,650	$57,163	$43,946
Investment in Unconsolidated Entity	101	—	—	—
Total Assets	435,751	97,807	94,118	73,704
Notes Payable	116,876	34,975	34,975	13,250
Loan Payable	45,000	—	—	—
Total Liabilities	189,224	44,834	41,510	18,461
Minority Interest	1,495	1,629	242	245
Shareholders’ Equity	245,032	51,344	52,366	54,998
Total Liabilities and Shareholders’ Equity	435,751	97,807	94,118	73,704

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Explanatory Note

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements, the notes thereto, and the other financial data included elsewhere in this Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This document contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties:

•	our business strategy;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures;

•	the impact of technology on our products, operations and business; and

•	the use of the proceeds of our initial public offering and subsequent offerings.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	national, regional and local economic climates;

•	future terrorist attacks in the United States or abroad;

•	changes in supply and demand for office, retail, industrial and multi-family residential properties;

•	our ability to maintain rental rates and maximize occupancy;

•	our ability to identify acquisitions;

•	our pace of acquisitions and/or dispositions of properties;

•	our corporate debt ratings and changes in the general interest rate environment;

•	the condition of capital and credit markets;

•	the actual outcome of the resolution of any conflict;

•	our ability to successfully operate acquired properties;

•	our ability to qualify as a REIT;

•	availability of capital (debt and equity);

•	unanticipated increases in financing and other costs, including a rise in interest rates;

•

our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and our operating partnership’s ability to satisfy the rules in order for it to qualify as a partnership for U.S. federal income tax purposes;

•	accounting principles and policies and guidelines applicable to REITs;

•	legislative or regulatory changes adversely affecting REITs and the real estate business; and

•	environmental, regulatory and/or safety requirements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Overview

We are a Maryland real estate investment trust that invests in real estate properties, focusing on office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. We may also utilize our expertise and resources to capitalize on unique opportunities that may exist elsewhere in the marketplace, in which we might also acquire interests in mortgages or other investments where we could seek to acquire the underlying property. We will not invest more than 20% of our total assets in any single investment. In addition, we will seek to maintain a portfolio of geographically diverse assets and may invest up to 30% of our total assets outside of the United States. Investments outside of the United States are expected to be focused in locations in which CBRE Investors has existing operations or previous investment experience, which today consist of metropolitan markets in Western Europe (including London, Paris, Milan and Frankfurt), China (Shanghai and Beijing) and Japan. To the extent that we enter markets outside of the United States in which CBRE Investors does not already have existing operations or previous investment experience, we would expect to do so in partnership, utilizing joint venture or other structures, with entities that have significant existing local expertise in these markets.

As of December 31, 2007, we owned 44 office and industrial properties located in seven states (California, Georgia, Illinois, Massachusetts, North Carolina, South Carolina and Texas) and in the United Kingdom, as well as one undeveloped land parcel in Georgia. In addition, we have an ownership interest in an unconsolidated strategic partnership that, as of December 31, 2007, owned interests in six properties located in China and Japan.

We are externally managed by CBRE Advisors LLC, or the Investment Advisor, and all of our real estate investments are held directly by, or indirectly through wholly owned subsidiaries of, CBRE Operating Partnership, L.P., or CBRE OP. Generally, we contribute the proceeds we receive from the issuance of common shares for cash to CBRE OP and CBRE OP, in turn, issues units of limited partnership to us, which entitle us to receive our share of CBRE OP’s earnings or losses and net cash flow. Provided we have sufficient available cash flow, we intend to pay our shareholders quarterly cash dividends. We are structured in a manner that allows CBRE OP to issue limited partnership interests from time to time in exchange for real estate properties. By structuring our acquisitions in this manner, the contributors of real estate to CBRE OP are generally able to defer gain recognition for U.S. federal income tax purposes.

Our business objective is to maximize shareholder value through: (1) maintaining an experienced management team of investment professionals; (2) investing in properties in certain markets where property fundamentals will support stable income returns and where capital appreciation is expected to be above average; (3) acquiring properties at a discount to replacement cost and where there is expected positive rent growth; and (4) repositioning properties to increase their value in the market place. Operating results at our individual properties are impacted by the supply and demand for office, retail, industrial and multifamily space, trends of the national regional economies, the financial health of current and prospective tenants and their customers, capital market trends, construction costs, and interest rate movements. Individual operating property performance is monitored and calculated using certain non-GAAP financial measures such as an analysis of net operating income. An analysis of net operating income as compared to local regional and national statistics may provide insight into short or longer term trends exclusive of capital markets or capital structuring issues. Interest rates are a critical factor in our results of operations. Our properties may be financed with significant amounts of debt, so changes in interest rates may affect both net income and the health of capital markets. For investments outside of the United States, in addition to monitoring local property market fundamentals and capital market trends, we evaluate currency hedging strategies, taxes, the stability of the local government and economy and the experience of our management team in the region.

The real estate financing and credit markets experienced significant deterioration during the second half of 2007, resulting in dramatic changes in credit spreads, liquidity and the availability and cost of debt and equity capital. The impact has been most severe in the single-family residential real estate mortgage markets in the United States, but has more recently affected the commercial real estate markets. We believe the real estate financing and credit markets have yet to stabilize. If these conditions persist in 2008 and beyond, debt financing available to us, even with our modest leverage, may have less favorable terms than we would have received in the past, in which case, we may elect to fund acquisitions without, or with minimal, debt. Highly-levered real estate investors, in particular, are now facing significantly-reduced, or even eliminated, availability of funding sources, or at significantly increased cost. As such, under current market conditions and with our modest levels of leverage, we expect to benefit from improved access to attractive investment opportunities and reduced competition to acquire real estate assets.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55,500,000 from July 2004 to October 2004 in private placements of our common shares.

On October 24, 2006, we commenced an initial public offering of up to $2,000,000,000 in our common shares, 90% of which are offered at a price of $10.00 per share, and 10% of which are offered pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. As of March 17, 2008 we had accepted subscriptions from 6,301 investors, issued 29,605,822 common shares and received $295,895,114 in gross proceeds.

We have elected to be taxed as a REIT for U.S. federal income tax purposes.

The table below provides information regarding the properties we own. We purchased all of these properties from unaffiliated third parties. These properties are subject to competition from similar properties within their market areas and their economic performance could be affected by changes in local economic conditions. In evaluating these properties for acquisition, we considered a variety of factors including location, functionality and design, price per square foot, the credit worthiness of tenants, length of lease terms, market fundamentals and the in-place rental rates compared to market rates.

As of December 31, 2007, we owned the following properties:

Location	Property	Date Acquired	Year Built	Number of Properties	Approximate Total Acquisition Cost (1)	Net Rentable Sq. Ft.	Occupancy
Domestic
San Diego, CA	REMEC Corporate Campus	9/15/2004	1983	4	$26,667,000	132,685	100.0%
Taunton, MA	300 Constitution Drive	11/3/2004	1998	1	19,805,000	330,000	100.0%
Alpharetta, GA	Deerfield Commons I	6/21/2005	2000	1	19,572,000	121,969	100.0%
Alpharetta, GA	Deerfield Commons II	6/21/2005	—	—	2,262,000	—	—
Richardson, TX	660 North Dorothy	1/9/2006	1997	1	6,836,000	120,000	100.0%
Allen, TX	505 Century	1/9/2006	1997	1	6,095,000	100,000	72.4%
Richardson, TX	631 International	1/9/2006	1998	1	5,407,000	73,112	100.0%
Bolingbrook. IL	Bolingbrook Point III	8/29/2007	2006	1	18,168,000	185,045	100.0%
Spartanburg, SC	Fairforest Bldg. 5	8/30/2007	2006	1	16,968,000	316,491	100.0%
Spartanburg, SC	Fairforest Bldg. 6	8/30/2007	2005	1	6,884,000	101,055	100.0%
Spartanburg, SC	Fairforest Bldg. 7	8/30/2007	2006	1	5,626,000	101,459	0.0%
Spartanburg, SC	HJ Park Bldg. 1	8/30/2007	2003	1	4,216,000	70,000	100.0%
Charleston, SC	North Rhett I	8/30/2007	1973	1	10,302,000	284,750	100.0%
Charleston, SC	North Rhett II	8/30/2007	2001	1	7,073,000	101,705	100.0%
Charleston, SC	North Rhett III	8/30/2007	2002	1	4,743,000	79,972	100.0%
Charleston, SC	North Rhett IV	8/30/2007	2005	1	17,060,000	316,040	100.0%
Charleston, SC	Jedburg Commerce Park	8/30/2007	2007	1	41,964,000	512,686	100.0%
Charleston, SC	Mount Holly Building	8/30/2007	2003	1	6,208,000	100,823	100.0%
Charleston, SC	Orangeburg Park Bldg.	8/30/2007	2003	1	5,474,000	101,055	100.0%
Charlotte, NC	Kings Mountain I	8/30/2007	1998	1	5,293,000	100,000	100.0%
Charlotte, NC	Kings Mountain II	8/30/2007	2002	1	11,311,000	301,400	100.0%
Winston-Salem, NC	Union Cross Bldg. I	8/30/2007	2005	1	6,585,000	100,853	100.0%
Winston-Salem, NC	Union Cross Bldg. II	8/30/2007	2005	1	17,216,000	316,130	100.0%
Spartanburg, SC	Fairforest Bldgs 1-4	8/30/2007	1999–2001	4	20,947,000	355,794	100.0%
Spartanburg, SC	Highway 290 Commerce Pk Bldgs	8/30/2007 9/24/2007 11/1/2007	1993–1996	5	21,202,000	473,050	78.9%
Spartanburg, SC	Orchard Business Park 1 & 2	8/30/2007 11/1/2007	1994	2	2,268,000	50,000	65.0%
Spartanburg, SC	Greenville/Spartanburg Ind. Pk	8/30/2007	1990	1	3,581,000	67,375	100.0%
Spartanburg, SC	Community Cash Complex 1-5	8/30/2007	1960-1984	5	8,648,000	552,904	66.6%
Spartanburg, SC	Cherokee Corporate Park	8/30/2007	2000	1	3,928,000	60,000	100.0%

Total				43	332,309,000	5,526,353	92.2%

International
Coventry, UK	602 Central Blvd.	4/27/2007	2001	1	23,847,000	49,985	100.0%

Total				1	23,847,000	49,985	100.0%

Grand Total				44	$356,156,000	5,576,338	92.3%

(1)	Acquisition cost represents the purchase price inclusive of customary closing costs and acquisition fees.

Critical Accounting Policies

Management believes our most critical accounting policies are accounting for lease revenues (including straight-line rent), regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and accounting for our derivatives and hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical data and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Revenue Recognition and Valuation of Receivables

Our revenues, which are composed largely of rental income, include rents reported on a straight-line basis over the initial term of the lease. If our leases provide for rental increases at specified intervals, we will be required to straight-line the recognition of revenue, which will result in the recording of a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. Should the ability to collect unbilled rent with respect to any given tenant be in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and shareholders’ equity.

Investments in Real Estate

We record investments in real estate at cost (including third-party acquisition expenses) and we capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We expense costs of repairs and maintenance as incurred. We compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect to be approximately 39 years for buildings and improvements, three to five years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of the related assets.

We have adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS No. 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we review the recoverability of the property’s carrying value. The review of recoverability is based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows considers factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. These factors contain subjectivity and thus are not able to be precisely estimated. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.

Real Estate Purchase Price Allocation

We allocate the purchase price to tangible assets of an acquired property (which includes land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. Estimates of fair value for land are based on factors such as comparisons to other properties sold in the same geographic area adjusted for unique characteristics. Estimates of fair values of buildings and tenant improvements are based on present values determined based upon the application of hypothetical leases with market rates and terms.

We record above-market and below-market, in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We amortize the value of in-place leases to expense over the remaining term of the respective leases, which we primarily expect to range from five to fifteen years. The value of customer relationship intangibles is amortized to expense over the remaining term and any renewal periods in the respective leases, but in no event may the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

These assessments have a direct impact on net income and revenues. If we assign more fair value to the in-place leases versus buildings and tenant improvements, assigned costs would generally be depreciated over a shorter period, resulting in more depreciation expense and a lower net income on an annual basis. Likewise, if we estimate that more of our leases in-place at acquisition is on terms believed to be above the current market rates for similar properties, the calculated present value of the amount above market would be amortized monthly as a direct reduction to rental revenues and ultimately reduce the amount of net income.

Treatment of Management Compensation, Expense Reimbursements

Management of our operations is conducted by the Investment Advisor. Fees related to services provided by the Investment Advisor are accounted for based on the nature of such service and the relevant accounting literature. Fees for services performed that represent period costs of our Company, such as cash payments for investment management fees paid to the Investment Advisor, are expensed as incurred. In addition, an affiliate of the Investment Advisor owns a partnership interest which represents a profits interest in CBRE OP related to these services.

Subject to certain limitations, we are obligated to reimburse the Investment Advisor for the organizational and offering costs incurred on our behalf. This treatment is consistent with Staff Accounting Bulletin, or SAB, Topic 1.B.1, which requires that we include all of the costs associated with our operations and formation in our financial statements. These costs will then be analyzed and segregated between those which are organizational in nature, those which are offering-related salaries and other general and administrative expenses of the Investment

Advisor and its affiliates, and those which qualify as offering expenses in accordance with SAB Topic 5.A. Organizational costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. Offering-related salaries and other general and administrative costs of the Investment Advisor and its affiliates will be expensed as incurred and third-party offering expenses will be taken as a reduction against the net proceeds of the offering within additional paid-in capital, or APIC, in accordance with SAB Topic 5.A. Offering costs incurred through December 31, 2007 totaling $25,409,000, including $20,338,000 and $5,071,000 during the years ended December 31, 2007 and 2006, respectively, are recorded as a reduction of additional paid-in-capital in the consolidated statements of shareholders’ equity. Of the total amount, $20,674,000 was incurred to CNL Securities Corp., as dealer manager; $3,969,000 was incurred to CB Richard Ellis, an affiliate of the Investment Advisor, $63,000 was incurred to the Investment Advisor for reimbursable marketing costs and $703,000 was incurred to other service providers. As of December 31, 2007 and 2006, the accrued offering costs included on our consolidated balance sheets is $5,241,000 and $4,810,000, respectively.

The Investment Advisor earned investment management fees of $1,547,000, $739,000 and $603,000 for the years ended December 31, 2007, 2006 and 2005, respectively. In addition, the Investment Advisor waived investment management fees of $432,000 for the year ended December 31, 2007. There were no investment management fees waived in 2006 and 2005. In connection with services provided to the Investment Advisor, CNL Fund Management Company, the Sub-Advisor and affiliate of the Dealer Manager pursuant to a sub-advisory agreement dated August 21, 2006, was paid by the Investment Advisor $214,000 and $25,000 for the years ended December 31, 2007 and 2006, respectively. There were no fees paid to the Sub-Advisor in 2005.

Discontinued Operations and Real Estate Held for Sale

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS No. 144”), the income or loss and net gain on dispositions of operating properties and the income or loss on all properties classified as held for sale are reflected in the consolidated statements of operations as discontinued operations for all periods presented. A property is classified as held for sale when certain criteria, as set forth under SFAS No. 144, are met. At such time, we present the respective assets and liabilities separately on the balance sheet and cease to record depreciation and amortization expense. Properties held for sale are reported at the lower of their carrying value or their estimated current sales value less costs to sell.

Accounting for Derivative Financial Investments and Hedging Activities

We account for our derivative and hedging activities, if any, in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) as amended, which requires all derivative instruments to be carried at fair value on the balance sheet. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. We formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. We periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Calculation of a fair value of derivative instruments also requires management to use estimates. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges under SFAS No. 133. The changes in fair value hedges are accounted for by recording the fair value of the derivative instruments on the balance sheet as either assets or liabilities, with the corresponding amount recorded in current year earnings. As of December 31, 2007, we have one interest rate cap agreement in place with an estimated fair value of $121,000. Included in earnings for the year ended December 31, 2007 is $22,000 related to the increase in fair value of the interest rate cap.

Accounting for Share-Based Compensation

We have adopted the fair value based method of accounting for share-based compensation. Under this approach, we recognize an expense for the fair value of any share-based compensation at the time it is granted, as well as for transactions with non-employees in which services are performed in exchange for equity instruments.

Variable Interest Entities

Our determination of the appropriate accounting method with respect to our investment in CBRE Asia Fund which is considered a Variable Interest Entity (“VIE”), is based on Financial Accounting Standards Board, or FASB, Interpretation No. 46 (revised in December 2003), “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51” (“ FIN46R”). We account for this VIE, of which we are not the primary beneficiary, under the equity method of accounting.

We determine if an entity is a VIE under FIN 46R based on several factors, including whether the entity’s total equity investment at risk upon inception is sufficient to finance the entity’s activities without additional subordinated financial support. We make judgments regarding the sufficiency of the equity at risk based first on a qualitative analysis, then a quantitative analysis, if necessary. In a quantitative analysis, we incorporate various estimates, including estimated future cash flows, asset hold periods and discount rates, as well as estimates of the probabilities of various scenarios occurring. If the entity is a VIE, we then determine whether we consolidate the entity as the primary beneficiary.

We determine whether an entity is a VIE and, if so, whether it should be consolidated by utilizing judgments and estimates that are inherently subjective. If we made different judgments or utilized different estimates in these evaluations, it could result in differing conclusions as to whether or not an entity is a VIE and whether or not to consolidate such entity.

We carry our investment in CBRE Asia Fund on the equity method of accounting because we have the ability to exercise significant influence (but not control) over operating and financial policies of such subsidiary. We eliminate transactions with such equity method subsidiary to the extent of our ownership in such subsidiary. Accordingly, our share of the losses of this equity method subsidiary is included in consolidated net loss. Under the equity method, impairment losses are recognized upon evidence of other-than-temporary losses of value.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007) “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) changes the requirements for an acquirer’s recognition and measurement of the assets acquired and the liabilities assumed in a business combination. SFAS No. 141(R) is effective for annual periods beginning after December 15, 2008 and should be applied prospectively for all business combinations entered into after the date of adoption. We anticipate that this pronouncement will only have an impact on our financial statements in so far as we will not be able to capitalize indirect deal costs to our acquisitions.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 requires (i) that noncontrolling (minority) interests be reported as a component of shareholders’ equity, (ii) that net income attributable to the parent and to the noncontrolling interest be separately identified in the consolidated statement of operations, (iii) that changes in a parent’s ownership interest while the parent retains its controlling interest be accounted for as equity transactions, (iv) that any retained noncontrolling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value, and (v) that sufficient disclosures are provided that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 is effective for annual periods beginning after December 15, 2008 and should be applied prospectively. However, the presentation and disclosure requirements of the statement shall be applied retrospectively for all periods presented. Management does not expect the adoption of the provisions of SFAS No. 160 will have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the fiscal year beginning on or before November 15, 2007, provided the provisions of SFAS No. 157 are applied. Management is currently evaluating the impact, if any SFAS No. 159 will have on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and provides for expanded disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. This guidance was issued to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management does not expect that the adoption of SFAS No. 157 will have a material impact on our consolidated financial statements.

In June 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. FIN 48 also provides guidance on the accounting and recording of interest and penalties on uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have any impact on our consolidated financial statements.

Rental Operations

We evaluate the performance of our segments based on net operating income, defined as: rental income and tenant reimbursements less property and related expenses (operating and maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization, and our Company level general and administrative expenses. The following tables compare the net operating income for the years ended December 31, 2007, 2006 and 2005 (in thousands):

	Year Ended December 31,
	2007	2006	2005
Domestic Properties
Revenues:
Rental	$12,879	$6,630	$4,614
Tenant Reimbursements	2,621	1,830	872

	15,500	8,460	5,486

Property and Related Expenses:
Operating and Maintenance	1,038	860	367
General and Administrative	69	88	26
Property Management Fee to Related Party	153	41	7
Property Taxes	1,778	1,103	563

	3,038	2,092	963

Net Operating Income	12,462	6,368	4,523

International Properties
Revenues:
Rental	1,149	—	—
Tenant Reimbursements	12	—	—

	1,161	—	—

Property and Related Expenses:
Operating and Maintenance	19	—	—

	Year Ended December 31,
	2007	2006	2005
General and Administrative	23	—	—
Property Management Fee to Related Party	7	—	—

	49	—	—

Net Operating Income	1,112	—	—

Total Reportable Segments (1)
Revenues:
Rental	14,028	6,630	4,614
Tenant Reimbursements	2,633	1,830	872

	16,661	8,460	5,486

Property and Related Expenses:
Operating and Maintenance	1,057	860	367
General and Administrative	92	88	26
Property Management Fee to Related Party	160	41	7
Property Taxes	1,778	1,103	563

	3,087	2,092	963

Net Operating Income	13,574	6,368	4,523

Reconciliation of Non-GAAP Measure to Consolidated Net Loss
Total Segment Net Operating Income	13,574	6,368	4,523
Interest and Other Income	2,855	255	460

	16,429	6,623	4,983

Interest Expense	5,049	1,784	1,195
General and Administrative	1,761	763	333
Investment Management Fee to Related Party	1,547	739	603
Class C Fee to Related Party	—	145	459
Depreciation and Amortization	8,050	4,618	2,478

Income (Loss) Before Minority Interest, Provision for Income Taxes and Equity in Loss of Unconsolidated Entity	22	(1,426)	(85)
Minority Interest	4	(1,058)	(7)
Provision for Income Taxes	(279)	—	—
Equity in Loss of Unconsolidated Entity	(150)	—	—

Net Loss	$(403)	$(2,484)	$(92)

(1)	Total Reportable Segments net operating income is a Non-GAAP financial measure which may be useful as a supplemental measure for evaluating the relationship of each reporting segment to the combined total. This measure should not be looked upon as an alternative measure of operating performance to our US GAAP presentations provided.

Consolidated Results of Operations

Comparison of Year Ended December 31, 2007 to Year Ended December 31, 2006

Revenues

Rental

Rental revenue increased $7,398,000, or 112%, to $14,028,000 during the year ended December 31, 2007 as compared to $6,630,000 for the year ended December 31, 2006. The increase was due to the acquisition of 602 Central Blvd., Bolingbrook Point III and the Carolina Portfolio as well as increased occupancy at Deerfield Commons I.

Tenant Reimbursements

Tenant reimbursements increased $803,000, or 44%, to $2,633,000 for the year ended December 31, 2007 compared to $1,830,000 for the year ended December 31, 2006, primarily as a result of increased tenant operating expense recovery for Deerfield Commons I, the acquisition of Bolingbrook Point III and the Carolina Portfolio.

Expenses

Operating and Maintenance

Property operating and maintenance expenses increased $197,000, or 23%, to $1,057,000 for the year ended December 31, 2007 compared to $860,000 for the year ended December 31, 2006. The increase was primarily due to the acquisition of Bolingbrook Point III, the Carolina Portfolio and increased operating expenses at Deerfield Commons I.

Property Taxes

Property tax expense increased $675,000, or 61%, to $1,778,000 for the year ended December 31, 2007 compared to $1,103,000 for the year ended December 31, 2006. The increase was due to a combination of increased assessments and expenses associated with the Bolingbrook Point III and the Carolina Portfolio.

Interest

Interest expense increased $3,265,000, or 183%, to $5,049,000 for the year ended December 31, 2007 compared to $1,784,000 for the year ended December 31, 2006 as a result of interest expense associated with the 602 Central Blvd., the Carolina Portfolio and the Bank of America term loan.

General and Administrative

General and administrative expense increased $1,002,000, or 118%, to $1,853,000 for the year ended December 31, 2007 compared to $851,000 for the year ended December 31, 2006. Of the total increase, $497,000 was due to the increase in general corporate legal expense for the year ended December 31, 2007 as compared to December 31, 2006; $482,000 was due to the increase in general audit fees and Sarbanes—Oxley assistance fees for the year ended December 31, 2007 as compared to December 31, 2006; and $82,000 was due to the increase in directors and officers’ insurance for the year ended December 31, 2007 as compared to December 31, 2006. In addition, shareholder servicing fees and report production costs increased by approximately $99,000 for the year ended December 31, 2007 as compared to December 31, 2006, offset by other professional fees reduction of $158,000 for the year ended December 31, 2007 as compared to December 31, 2006.

Property Management, Investment Management Fee and Class C Fee to Related Party

Property management, investment management and Class C fees increased $782,000, or 85%, to $1,707,000 for year ended December 31, 2007 compared to $925,000 for the year ended December 31, 2006. The increase was due to fees earned relative to the management of 602 Central Blvd., Bolingbrook Point III and the Carolina Portfolio.

Depreciation and Amortization

Depreciation and amortization expense increased $3,432,000, or 74%, to $8,050,000 for the year ended December 31, 2007 as compared to $4,618,000 for the year ended December 31, 2006. The net increase was related to tenant improvement and leasing commission activities at Deerfield Commons I and 660 N. Dorothy, and acquisition of 602 Central Blvd., Bolingbrook Point III and the Carolina Portfolio.

Interest and Other Income

Interest and other income increased $2,600,000 to $2,855,000 for the year ended December 31, 2007 compared to $255,000 for the year ended December 31, 2006. The increase was due to the investing of our public offering net cash proceeds in interest earning cash equivalents coupled with an increase in short-term interest rates paid on cash equivalents.

Minority Interest

Minority interest decreased $1,054,000 for the year ended December 31, 2007 as compared to the year ended December 31, 2006. The decrease was attributable to the exchange of the limited partnership minority interest for Class A OP units on October 24, 2006.

Provision for Income Taxes

As a result of our investment in the Carolina TRS and 602 Central Blvd., we incurred an income tax expense of $279,000 in 2007. There was no comparable activity for the year ended December 31, 2006.

Equity in Loss of Unconsolidated Entity

Our October 2007 investment in CBRE Asia Fund resulted in a loss of $150,000 for the year ended December 31, 2007. There was no comparable activity for the year ended December 31, 2006.

Comparison of Year ended December 31, 2006 to Year ended December 31, 2005

Total Revenues

Rental

Rental revenue increased $2,016,000, or 44%, to $6,630,000 for the year ended December 31, 2006 compared to $4,614,000 for the year ended December 31, 2005. Of the total increase, $1,948,000 was due to the inclusion of rental revenue related to Deerfield Commons I for all of 2006 and for 660 N. Dorothy, 505 Century and 631 International since January 9, 2006 but for less than seven months for Deerfield Commons I and none for the other three properties for the year ended December 31, 2005.

Tenant Reimbursements

Tenant reimbursements increased $958,000, or 110%, to $1,830,000 for the year ended December 31, 2006 compared to $872,000 for the year ended December 31, 2005. An increase of $884,000 was due to the inclusion of tenant reimbursements related to Deerfield Commons I for all of 2006 and for 660 N. Dorothy, 505 Century and 631 International since January 9, 2006 but for less than seven months for Deerfield Commons I and none for the other three properties for the year ended December 31, 2005.

Total Expenses

Operating and Maintenance

Property operating and maintenance expenses increased $493,000, or 134%, to $860,000 for the year ended December 31, 2006 compared to $367,000 for the year ended December 31, 2005. The increase was primarily due to the inclusion of operating and maintenance expenses related to Deerfield Commons I, 660 N. Dorothy, 505 Century and 631 International for a greater period for the year ended December 31, 2006 as compared to the year ended December 31, 2005.

Property Taxes

Property tax expense increased $540,000, or 96%, to $1,103,000 for the year ended December 31, 2006 compared to $563,000 for the year ended December 31, 2005. Of the total increase, $492,000 was due to the inclusion of property tax expenses related to Deerfield Commons I, 660 N. Dorothy, 505 Century and 631 International for a greater period for the year ended December 31, 2006 as compared to the year ended December 31, 2005.

Interest

Interest expense increased $589,000, or 49%, to $1,784,000 for the year ended December 31, 2006 compared to $1,195,000 for the year ended December 31, 2005. The total increase was due to the inclusion of interest expense related to 300 Constitution and Deerfield Commons I for all of 2006 compared to ten months and two months for 300 Constitution and Deerfield Commons I, respectively, for the year ended December 31, 2005.

General and Administrative

General and administrative expense increased $492,000 to $851,000 for the year ended December 31, 2006 compared to $359,000 for the year ended December 31, 2005. Of the total increase, $55,000 was due to the inclusion of general and administrative expense related to Deerfield Commons I, 660 N. Dorothy, 505 Century and 631 International for a greater period for the year ended December 31, 2006 as compared to the year ended December 31, 2005. In addition, expense for directors and officers insurance increased by $144,000, audit fees increased by $173,000 and shareholder servicing fees and professional fees increased by $121,000 for the year ended December 31, 2006.

Property Management, Investment Management Fee and Class C Fee to Related Party

Property management, investment management and Class C fee to related party expense decreased $144,000, or 13%, to $925,000 for the year ended December 31, 2006 compared to $1,069,000 for the year ended December 31, 2005. The decrease was due to a portion of the 2006 expense being recorded as an allocation of income to the minority interest holder.

Depreciation and Amortization

Depreciation and amortization expense increased $2,140,000, or 86%, to $4,618,000 for the year ended December 31, 2006 compared to $2,478,000 for the year ended December 31, 2005. The total increase was due to the inclusion of depreciation and amortization expense related to Deerfield Commons I, 660 N. Dorothy, 505 Century and 631 International for a greater period for the year ended December 31, 2006 as compared to the year ended December 31, 2005.

Interest and Other Income

Interest and other income decreased $205,000, or 45%, to $255,000 for the year ended December 31, 2006 compared to $460,000 for the year ended December 31, 2005. The decrease was primarily due to using the cash for investments in real estate rather than investing in interest earning cash equivalents.

Minority Interest

Minority interest increased $1,051,000 to $1,058,000 for the year ended December 31, 2006 compared to $7,000 for the year ended December 31, 2005. The increase was primarily due to increases in the value of the Class C and Class B limited partnership interests by $798,000 and $253,000, respectively, which were recorded as allocations of income to the minority interest holder.

Discussion of 2004 Operations

Our company was formed on March 30, 2004 and we began substantive operations in July 2004, after the initial closing of our private placement of common shares. We raised aggregate net proceeds (after commission and expenses) of approximately $55,500,000 from July 2004 to October 2004 in private placements of our common shares. The net proceeds were invested in money market securities and cash equivalents until required for property acquisitions.

During the period ended December 31, 2004, our business operations were limited to the acquisition of properties and a minimal period of operation for each of the two properties acquired.

On September 15, 2004, we purchased for approximately $26,667,000 the REMEC Corporate Campus, a 132,685 square foot office/research and development project located in San Diego, California. This four-building campus is 100% leased to REMEC Defense and Space Inc. under a long-term net lease until 2017. On October 29, 2004, we obtained financing on the REMEC property with a first trust deed in the amount of approximately $13,250,000 at a fixed interest rate of 4.79% per annum. Monthly payments are interest only with the principal amount due and payable in seven years.

On November 3, 2004, we purchased for approximately $19,805,000, 300 Constitution Drive, a 330,000 square foot distribution center located in Taunton, Massachusetts. The property is 100% leased to Chadwick’s of Boston, Inc., a subsidiary of the French company, Pinault Printemps-Redoute, under a long-term lease that continues until 2013. We did not place any debt on this property during the period ended December 31, 2004.

Total revenues in the period ended December 31, 2004 included combined rental and tenant reimbursement income from REMEC Corporate Campus of $720,000, representing a three and one-half month period of operation since acquisition, or 70%, of total revenues; and combined rental and tenant reimbursement income from 300 Constitution Drive of $313,000, for a period of approximately two months since acquisition, or 30% of total revenues.

Total expenses in the period ended December 31, 2004 included expenses from the operations of REMEC Corporate Campus for the three and one-half month period of $415,000, or 34%, of total expenses; and expenses from the operations of 300 Constitution Drive for the two month period of $156,000, or 13%, of total expenses.

Financial Condition, Liquidity and Capital Resources

Overview

Our sources of funds will primarily be the net proceeds of our initial public offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements and we do not anticipate a need to raise funds from other than these sources within the next twelve months. Depending on market conditions, we expect that once the net proceeds of our initial public offering are fully invested, our debt financing will be approximately 65% of the value of the cost of our assets before non-cash reserves and depreciation. The amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be more or less than 65% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. In fact, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. Our declaration of trust limits our borrowing to 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to our shareholders in our next quarterly report. Our declaration of trust defines “net assets” as our total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated at least quarterly by us on a basis consistently applied; provided, however, that during such periods in which we are obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan shareholders to comply with applicable Department of Labor reporting requirements, “net assets” means the greater of (i) the amount determined pursuant to the foregoing and (ii) the assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves. Any indebtedness we do incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to such lender. The lender could also sue us or force us into bankruptcy. Any such event would have a material adverse effect on the value of our common shares. We believe that, even without any proceeds raised from our initial public offering, we have sufficient cash flow from operations to continue as a going concern for the next twelve months and into the foreseeable future.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to the Investment Advisor and the Dealer Manager. During the offering stage, assuming all of the shares in our primary offering are sold, these payments will include payments of up to $126,000,000 for selling commissions, up to $27,000,000 for the dealer manager fee, up to $18,000,000 for the marketing support fee and up to $28,000,000 for organizational and offering expenses. During the acquisition and operational stages, certain services related to the acquisition and management of our investments and our operations will be provided to us by the Investment Advisor pursuant to an advisory agreement entered into in July 2004 which was amended and restated in October 2006. Pursuant to that agreement, we expect to make various payments to the Investment Advisor, including acquisition fees, investment management fees and payments for reimbursements of certain costs incurred by the Investment Advisor in providing related services to us. As the actual amounts to be paid are dependent upon the total equity and debt capital we raise and our results of operations, we cannot determine these amounts at this time.

In order to avoid corporate-level tax on our net taxable income, we are required to pay distributions to our shareholders equal to our net taxable income. In addition, to qualify as a REIT, we are required to pay distributions to our shareholders equal to at least 90% of our net ordinary taxable income. Therefore, once the net proceeds we receive from our initial public offering are substantially fully invested, we will need to raise additional capital in order to grow our business and acquire additional real estate investments. We anticipate borrowing funds to obtain additional capital, but there can be no assurance that we will be able to do so on terms acceptable to us, if at all.

Historical Cash Flows

Our net cash provided by operating activities increased by $4,800,000, or 135%, to $8,347,000 for the year ended December 31, 2007, compared to $3,547,000 for the year ended December 31, 2006. The increase was due to the decrease in net loss of $2,081,000 and improved real estate operating cash flows from acquisition of tenant occupied properties during 2007.

Net cash used in investing activities increased by approximately $186,642,000 to $205,023,000 for the year ended December 31, 2007, compared to $18,381,000 for the year ended December 31, 2006. The increase was the result of differences in our acquisitions during the periods when we acquired the Texas Portfolio of properties during the year ended December 31, 2006 for $17,839,000 as compared to acquisitions of 602 Central Blvd., Bolingbrook Point III and the Carolina Portfolio for $203,451,000, the payment of a $551,000 purchase deposit on the Carolina Portfolio and a $200,000 investment in CBRE Asia Fund during the year ended December 31, 2007, an aggregate increase of $186,363,000. Capital improvement and lease commission expenditures decreased by $151,000 during the year ended December 31, 2007 as compared to the year ended December 31, 2006. We are required to fund tax impounds related to the Carolina Portfolio loans resulting in an increase in restricted cash of $430,000 for the year ended December 31, 2007.

Net cash provided by financing activities increased by $253,586,000 to $260,210,000 for the year ended December 31, 2007, compared to net cash provided by financing activities of $6,624,000 for the year ended December 31, 2006. The increase was due to the $194,697,000 in net proceeds, after offering costs, received from the public offering, $62,687,000 in net loan proceeds less principal payments and deferred financing costs associated with the acquisitions of 602 Central Blvd., the Carolina Portfolio, Bolingbrook Point III and the line of credit, offset by an increase in distributions to shareholders and minority interest holder of $3,704,000, shareholder redemptions of $49,000 and reduced security deposit collections of $45,000 for the year ended December 31, 2007.

Non-GAAP Supplemental Financial Measure: Funds from Operations

Management believes that Funds from Operations, or FFO, is a useful supplemental measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs. Management believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

The following table presents our FFO for the years ended December 31, 2007, 2006 and 2005 (in thousands):

	Year Ended December 31,
	2007	2006	2005
Reconciliation of net loss to funds from operations:
Net Loss	$(403)	$(2,484)	$(92)
Adjustments:
Minority interest	(4)	1,149	373
Real estate depreciation and amortization	8,050	4,618	2,478

Funds from operations	$7,643	$3,283	$2,759

Financing

On December 27, 2007, we obtained a $9,000,000 loan from Northwestern Mutual Life Company on the Bolingbrook Point III warehouse distribution building which is at an approximately 50% loan to value ratio. This loan bears interest payable monthly at a fixed rate of 5.26% per annum. No payments of principal are required until January 1, 2015, at which time the entire principal balance together with any accrued interest thereon will be due.

In connection with our acquisition of the Carolina Portfolio on August 30, 2007, we assumed 13 loans with principal balances totaling $66,110,000 from various lenders that are secured by first deeds of trust on the properties and the assignment of related rents and leases. Assumption fees and other loan closing costs totaling $765,500 were capitalized as incurred. The loans bear interest at rates ranging from 4.98% to 6.33% per annum and mature between March 1, 2013 and February 1, 2025. The fair value of the loans assumed at acquisition was $62,944,000. The loans require monthly payments of interest and principal, fully amortized over the lives of the loans. Principal payments totaling $1,089,000 were made during the quarter. We indemnity the loans against environmental costs and expenses and guarantees the loans under certain conditions.

In addition, we entered into a credit agreement with Bank of America, N.A. to provide us a $65,000,000 term loan and a $10,000,000 revolving line of credit (collectively, the “Credit Facility”). The one year term loan was fully drawn upon at the closing of the Carolina Portfolio on August 30, 2007. None of the revolving line of credit has been drawn. The Credit Facility matures in August, 2008 and bears interest at a floating rate of LIBOR plus 1.25%, or 6.10% per annum as of December 31, 2007. Upfront fees and other loan closing cost totaling approximately $229,000 were capitalized as incurred. A fee of 0.2% per annum is accrued on unfunded balances under the revolving line of credit. The loan contains various financial covenants and restrictions including a fixed charge coverage ration of 1.6, as defined in the credit agreement. On November 29, 2007, we repaid a portion of the loan balance in the amount of $20,000,000 using net proceeds from our initial public offering. As of December 31, 2007, the loan balance was $45,000,000 and we were in compliance with all such covenants and restrictions. The Credit Facility is unsecured, but we are required to repay a proportion of the Credit Facility, as defined in the credit agreement, if any of the unencumbered properties in the Carolina Portfolio, including all of the properties held for sale, are financed or sold.

On April 27, 2007, in connection with the acquisition of 602 Central Blvd, we entered into a £5,500,000 ($10,928,000 at December 31, 2007) financing arrangement with the Royal Bank of Scotland secured by the property. The loan is for a term of seven years and bears interest at a variable rate of interest, adjusted quarterly, based on three month LIBOR plus 0.67%, or 6.94% per annum as of December 31, 2007. Interest payments only are due quarterly for the term of the loan with principal due at maturity.

Distribution Policy

In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, we must make distributions to our shareholders each year in an amount at least equal to 90% of our REIT taxable income.

It is anticipated that distributions generally will be taxable as ordinary income to our shareholders, although a portion of such distributions may be designated by us as a return of capital or as capital gain. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains.

To the extent that our cash available for distribution is less than the amount we are required to distribute to qualify as a REIT, we may consider various funding sources to cover any shortfall, including borrowing funds on a short-term, or possibly long-term, basis or selling properties. In addition, we may utilize these funding sources to make distributions that exceed the amount we are required to distribute to qualify as a REIT; however, we will not use offering proceeds for this purpose.

Off-Balance Sheet Arrangements

As of December 31, 2007, we had one Investment in Unconsolidated Entity. This investment is discussed in Item 2, “Properties—Other Investments,” and footnote 4 in the accompanying consolidated financial statements.

Contractual Obligations and Commitments

The following table provides information with respect to our contractual obligations at December 31, 2007 (in thousands):

Contractual Obligations	Total	Less than One Year	One to Three Years	Three to Five Years	More than Five Years
Note Payable (and interest payments) Collateralized by REMEC Corporate Campus	$(15,736)	$(635)	$(1,270)	$(13,831)	$—
Note Payable (and interest payments) Collateralized by 300 Constitution Drive	(14,516)	(580)	(1,162)	(12,774)	—
Note Payable (and interest payments) Collateralized by Deerfield Commons I	(13,700)	(509)	(1,017)	(1,286)	(10,888)
Note Payable (and interest payments) Collateralized by 602 Central Blvd.	(15,855)	(758)	(1,516)	(1,516)	(12,065)
Note Payable (and interest payments) Collateralized by Bolingbrook Point III	(12,323)	(441)	(947)	(948)	(9,987)
Note Payable (and interest payments) Collateralized by the Carolina Portfolio	(94,352)	(6,980)	(13,961)	(13,961)	(59,450)
Unsecured Loan Payable*	(45,000)	(45,000)	—	—	—

Total	$(211,482)	$(54,903)	$(19,873)	$(44,316)	$(92,390)

*	Excludes interest for this presentation because of the short-term nature of the loan.

As of December 31, 2007, we were committed to pay $5,241,000 in accrued offering costs. The timing of future payments is uncertain.

As of December 31, 2007, we had no outstanding tenant improvement obligations.

As of December 31, 2007, we had an unfunded investment commitment in CBRE Asia Fund totaling $19,800,000.

As of December 31, 2007, we were committed to purchase one warehouse distribution building for $25,350,000 and land parcels for $820,000.

Income Taxes

We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2004. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute currently to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their annual net taxable income (excluding net capital gains) to their shareholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to state, local and foreign taxes on our income and property and to U.S. federal income and excise taxes on our undistributed gross income.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. With the exception of leases with tenants in multifamily properties, we expect to include provisions in the majority of our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multifamily properties generally turn over on an annual basis and do not typically present the same issue regarding inflation protection due to their short-term nature.

Quantitative and Qualitative Disclosures About Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we will borrow primarily at fixed rates or variable rates and, in some cases, with the ability to convert variable rates to fixed rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

Notes Payable secured by real property are summarized as follows (in thousands):

	Interest Rate as of December 31,		Maturity Date	December 31,
Property	2007	2006		2007	2006
REMEC	4.79%	4.79%	November 1, 2011	$13,250	$13,250
300 Constitution	4.84	4.84	April 1, 2012	12,000	12,000
Deerfield Commons I	5.23	5.23	December 1, 2015	9,725	9,725
602 Central Blvd. (1)	6.94	N/A	April 27, 2014	10,928	—
Bolingbrook Point III	5.26	N/A	January 1, 2015	9,000	—
Fairforest Bldg. 5 (2)	6.33	N/A	February 1, 2024	11,177	—
Fairforest Bldg. 6 (2)	5.42	N/A	June 1, 2019	3,754	—
HJ Park—Bldg. 1 (2)	4.98	N/A	March 1, 2013	1,407	—
North Rhett I (2)	5.65	N/A	August 1, 2019	4,871	—
North Rhett II (2)	5.20	N/A	October 1, 2020	2,652	—
North Rhett III (2)	5.75	N/A	February 1, 2020	2,166	—
North Rhett IV (2)	5.80	N/A	February 1, 2025	11,132	—
Mt Holly Bldg. (2)	5.20	N/A	October 1, 2020	2,652	—
Orangeburg Park Bldg. (2)	5.20	N/A	October 1, 2020	2,697	—

	Interest Rate as of December 31,		Maturity Date	December 31,
Property	2007	2006		2007	2006
Kings Mountain I (2)	5.27	N/A	October 1, 2020	2,294	—
Kings Mountain II (2)	5.47	N/A	January 1, 2020	6,911	—
Union Cross Bldg. I (2)	5.50	N/A	July 1, 2021	3,278	—
Union Cross Bldg. II (2)	5.53	N/A	June 1, 2021	10,031	—

Notes Payable				119,925	34,975
Less Discount				(3,049)	—

Notes Payable Less Discount				$116,876	$34,975

(1)	Variable interest rate of 6.94% at December 31, 2007, based on three month LIBOR plus 0.67%.
(2)	These notes payable were assumed from the seller of the Carolina Portfolio on August 30, 2007 as part of the property acquisitions and were recorded at estimated fair value which includes the discount.

Upon the maturity of our debt, there is a market risk as to the prevailing rates at the time of refinancing. Changes in market rates on our fixed-rate debt affect the fair market value of our debt but it has no impact on interest expense or cash flow. A 100 basis point increase or decrease in interest rates on our fixed rate debt would not increase or decrease our annual interest expense our fixed rate debt.

The fair value of the loan payable of $45,000,000 approximates the carrying value due to its short-term nature.

The fair value of long-term debt was estimated based on current interest rates available to us for debt instruments with similar terms. The following table summarizes our financial instruments and their calculated fair value at December 31, 2007 and 2006 (in thousands):

	Book Value		Fair Value
Financial Instrument	2007	2006	2007	2006
Notes Payable	$116,876	$34,975	$114,174	$33,652

A 100 basis point increase or decrease in interest rates would increase or decrease the fair market value of our notes payable by $5,900,000 at December 31, 2007. In addition, a 100 basis point increase or decrease in interest rates would either increase annual variable interest expense on the 602 Central Boulevard Property by approximately $109,000 (net of the effect of the interest rate cap) or decrease variable interest expense by approximately $109,000.

In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, which may affect our ability to refinance our debt if necessary.

Subsequent Events

From January 1, 2008 through March 17, 2008, we received gross proceeds of approximately $54,180,393 from the sale of 5,426,172 common shares in our initial public offering.

On January 23, 2008, we acquired a fee interest in land parcels located in the Spartanburg, South Carolina market for $820,000 exclusive of customary closing costs, which was funded using a purchase deposit of $41,000 and net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $8,200.

On January 28, 2008, ALF, the tenant in the Jedburg Commerce Park Building, filed for Chapter 11 bankruptcy protection. ALF occupies the entire Jedburg Commerce Park Building totaling 512,686 square feet under a lease that runs through July 31, 2027. The current annual rent is approximately $2,994,000 with 2% annual increases effective each year on August 1, through the end of the lease term. In connection with the lease, we have received an irrevocable stand-by letter of credit totaling $3,000,000 at December 31, 2007 as security for the lease. As of December 31, 2007, ALF owed us $515,000 in unpaid rent which it subsequently reduced to $131,000. In addition, as of December 31, 2007 and February 29, 2008 we had deferred rent receivables from ALF of $215,000 and $323,000, respectively. Since ALF has filed for Chapter 11 bankruptcy protection, we have received rent payments of $249,500 for each of January and February 2008.

On March 5, 2008, we acquired a fee interest in Lakeside Office Center (“Lakeside”) located at 2850 Lake Vista Drive, Lewisville, Texas, from an unrelated third party. We acquired Lakeside for approximately $17,700,000, exclusive of customary closing costs, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $177,000. This acquisition fee is not included in the $17,700,000 total acquisition cost of Lakeside. Lakeside consists of a 98,750 square foot, three-story office building and surface parking lot completed in August 2006. The building is 96% leased to several tenants, one of which is Teachers Insurance and Annuity Association of America (“TIAA”) who occupies 67,516 square feet under a lease that expires in May 2017.

On March 14, 2008, we acquired a fee interest in a warehouse distribution building, Kings Mountain III, totaling 541,910 rentable square feet located in the Charlotte, North Carolina market for $25,350,000, exclusive of customary closing costs, which was funded using a purchase deposit of $510,000 (as of December 31, 2007) and net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $254,000.

On March 20, 2008, we acquired a fee interest in Thames Valley Five (“TVF”) located at 400 Thames Valley Park Drive, Reading, United Kingdom from an unrelated third party. We acquired TVF for approximately £13,795,000 ($27,664,000), exclusive of customary closing costs, and stamp duty fees, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $277,000. This acquisition fee is not included in the £13,795,000 ($27,664,000) acquisition cost of TVF. TVF consists of a four story office building and surface parking lot completed in 1998. The office building is 100% leased to Regus (United Kingdom) under a lease that expires in November 2013.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees

CB Richard Ellis Realty Trust

Los Angeles, California

We have audited the accompanying consolidated balance sheets of CB Richard Ellis Realty Trust and its subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. Our audits also included the financial statement schedule listed in the Index at Item 15. We also have audited the Company’s internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for these financial statements and the financial statement schedule, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these financial statements and financial statement schedule and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of trustees, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CB Richard Ellis Realty Trust and its subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

As discussed in Note 5 to the consolidated financial statements, the Company made a decision not to sell certain properties and accordingly, has reclassified into continuing operations, the related assets and liabilities as of December 31, 2007 and the revenues and expenses for the year then ended.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 31, 2008

(December 23, 2008 as to the effects of the reclassifications discussed in Note 5)

CB RICHARD ELLIS REALTY TRUST

Consolidated Balance Sheets

as of December 31, 2007 and 2006

(In Thousands, Except Share Data)

	December 31,
	2007	2006
ASSETS
Investments in Real Estate:
Land	$58,580	$25,217
Site Improvements	21,672	1,787
Buildings and Improvements	227,166	40,662
Tenant Improvements	9,620	6,369

	317,038	74,035
Less: Accumulated Depreciation and Amortization	(7,233)	(3,385)

Net Investments in Real Estate	309,805	70,650
Investment in Unconsolidated Entity	101	—
Cash and Cash Equivalents	77,554	14,021
Restricted Cash	430	—
Accounts and Other Receivables	1,947	74
Deferred Rent	1,196	297
Acquired Above Market Leases, Net of Accumulated Amortization of $921 and $360, respectively	12,505	653
Acquired In-Place Lease Value, Net of Accumulated Amortization of $8,181 and $4,032, respectively	29,619	11,485
Deferred Financing Costs, Net of Accumulated Amortization of $267 and $110, respectively	1,369	357
Lease Commissions, Net of Accumulated Amortization of $46 and $12, respectively	180	117
Other Assets	1,045	153

Total Assets	$435,751	$97,807

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Notes Payable, less discount of $3,049 and $0, respectively	$116,876	$34,975
Loan Payable	45,000	—
Security Deposits	155	104
Accounts Payable and Accrued Expenses	4,621	1,316
Accrued Offering Costs Payable to Related Parties	5,241	4,810
Distributions Payable	4,013	892
Acquired Below Market Leases, Net of Accumulated Amortization of $1,696 and $858, respectively	12,839	2,571
Property Management Fee Payable to Related Party	50	—
Investment Management Fee Payable to Related Party	429	166

Total Liabilities	189,224	44,834
MINORITY INTEREST	1,495	1,629
SHAREHOLDERS’ EQUITY
Common Shares of Beneficial Interest, $0.01 par value, 990,000,000 shares authorized; 31,076,709 and 8,056,012 issued and outstanding as of December 31, 2007 and 2006, respectively	311	81
Additional Paid-in-Capital	264,954	60,906
Accumulated Deficit	(20,274)	(9,643)
Accumulated Other Comprehensive Income	41	—

Total Shareholders’ Equity	245,032	51,344

Total Liabilities and Shareholders’ Equity	$435,751	$97,807

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Operations

For the Years Ended December 31, 2007, 2006 and 2005

(In Thousands, Except Share Data)

	Year Ended December 31,
	2007	2006	2005
REVENUES
Rental	$14,028	$6,630	$4,614
Tenant Reimbursements	2,633	1,830	872

	16,661	8,460	5,486

EXPENSES
Operating and Maintenance	1,057	860	367
Property Taxes	1,778	1,103	563
Interest	5,049	1,784	1,195
General and Administrative	1,853	851	359
Property Management Fee to Related Party	160	41	7
Investment Management Fee to Related Party	1,547	739	603
Class C Fee to Related Party	—	145	459
Depreciation and Amortization	8,050	4,618	2,478

	19,494	10,141	6,031

INTEREST AND OTHER INCOME	2,855	255	460

INCOME (LOSS) BEFORE MINORITY INTEREST, PROVISION FOR INCOME TAXES AND EQUITY IN LOSS OF UNCONSOLIDATED ENTITY	22	(1,426)	(85)
MINORITY INTEREST	4	(1,058)	(7)
PROVISION FOR INCOME TAXES	(279)	—	—
EQUITY IN LOSS OF UNCONSOLIDATED ENTITY	(150)	—	—

NET LOSS	$(403)	$(2,484)	$(92)

Basic and Diluted Net Loss Per Share	$(0.02)	$(0.35)	$(0.01)
Weighted Average Common Shares Outstanding—Basic and Diluted	18,545,418	7,010,722	6,967,762
Dividends Declared Per Share	$0.54	$0.50	$0.42

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2007, 2006 and 2005

(In Thousands)

	Year Ended December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(403)	$(2,484)	$(92)
Adjustments to Reconcile Net Loss to Net Cash Flows Provided by Operating Activities:
Equity in Loss of Unconsolidated Entity	150	—	—
Minority Interest	(4)	1,058	7
Depreciation and Amortization of Building and Improvements	3,855	1,965	1,205
Amortization of Deferred Financing Costs	157	60	46
Amortization of Acquired In-Place Lease Value	4,160	2,641	1,272
Amortization of Above and Below Market Leases	(281)	(183)	(251)
Amortization of Lease Commissions	35	12	—
Amortization of Discount on Notes Payable	118	—	—
Class C Fee to Related Party	—	91	369
Deferred Income Taxes	217	—	—
Changes in Assets and Liabilities:
Accounts and Other Receivables	(1,294)	15	(65)
Deferred Rent	(899)	(189)	(105)
Other Assets	(864)	(128)	185
Accounts Payable and Accrued Expenses	3,137	607	326
Investment Management Fee Payable to Related Party	263	82	23

Net Cash Flows Provided By Operating Activities	8,347	3,547	2,920

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Real Estate Property	(203,451)	(17,839)	(21,940)
Investment in Unconsolidated Entity	(200)	—	—
Purchase Deposit	(551)	—	(500)
Restricted Cash	(430)	—	—
Lease Commissions	(97)	(100)	—
Improvements to Investments in Real Estate	(294)	(442)	(41)

Net Cash Flows Used in Investing Activities	(205,023)	(18,381)	(22,481)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Common Shares—Public Offering and Dividend Reinvestment	231	23	—
Proceeds from Additional Paid-in-Capital—Public Offering and Dividend Reinvestment	224,693	10,558	—
Redemption of Common Shares	(308)	(259)	—
Payment of Offering Costs	(19,907)	(261)	—
Payment of Distributions	(7,107)	(3,491)	(2,595)
Distribution to Minority Interest	(130)	(42)	(11)
Borrowing on Loan Payable	65,000	—	—
Principal Payment on Loan Payable	(20,000)	—	—
Proceeds from Notes Payable	19,945	—	21,725
Principal Payments on Notes Payable	(1,089)	—	—
Deferred Financing Costs	(1,169)	—	(284)
Security Deposits	51	96	1

Net Cash Flows Provided by Financing Activities	260,210	6,624	18,836

EFFECT OF FOREIGN CURRENCY TRANSLATION	(1)	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	63,533	(8,210)	(725)
Cash and Cash Equivalents, Beginning of Year	14,021	22,231	22,956

Cash and Cash Equivalents, End of Year	$77,554	$14,021	$22,231

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year for Interest	$4,323	$1,724	$1,072
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Distributions Declared and Payable	$4,013	$892	$873
Application of Deposit to Purchase Price of Texas Portfolio	—	$500	$—
Accrued Acquisition Costs Related to Real Property	$(77)	$—	$—
Notes Payable Assumed on Acquisition of the Carolina Portfolio, Net of Discount $3,166	$62,944	$—	$—
Exchange of Class C Interests for Class A OP Units and Modification of Class B Interest	$—	$370	$—

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Shareholders’ Equity

For the Years Ended December 31, 2007, 2006 and 2005

(In Thousands, Except Share Data)

	Common Shares		Additional Paid-in-Capital	Accumulated Deficit	Accumulated Other Comprehensive Income		Total Shareholders’ Equity
	Shares	Amount
Balance at January 1, 2005	6,967,762	$70	$55,576	$(648)	$		$54,998
Class C Fee to Related Party	—	—	369	—		—	369
Distributions	—	—	—	(2,909)		—	(2,909)
Net Loss	—	—	—	(92)		—	(92)

Balance at December 31, 2005	6,967,762	70	55,945	(3,649)		—	52,366
Net Contributions From Public Offering of Common Shares, $0.01 Par Value	1,120,581	11	10,570	—		—	10,581
Costs Associated with Public Offering	—	—	(5,071)	—		—	(5,071)
Redemption of Common Shares	(32,331)	—	(259)	—		—	(259)
Class C Fee to Related Party	—	—	91	—		—	91
Exchange of Class C Interest for Class A OP Units and Modification of Class B Interest	—	—	(370)	—		—	(370)
Distributions	—	—	—	(3,510)		—	(3,510)
Net Loss	—	—	—	(2,484)		—	(2,484)

Balance at December 31, 2006	8,056,012	81	60,906	(9,643)		—	51,344
Net Loss	—	—	—	(403)		—	(403)
Foreign Currency Translation Gain	—	—	—	—		41	41

Total Comprehensive Loss	—	—	—	(403)		41	(362)

Net Contributions From Public Offering of Common Shares, $0.01 Par Value	23,059,068	231	224,693	—		—	224,924
Costs Associated with Public Offering	—	—	(20,338)	—		—	(20,338)
Redemption of Common Shares	(38,371)	(1)	(307)	—		—	(308)
Distributions	—	—	—	(10,228)		—	(10,228)

Balance at December 31, 2007	31,076,709	$311	$264,954	$(20,274)		$41	$245,032

See accompanying notes to consolidated financial statements

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2007, 2006 and 2005

1.	Organization and Nature of Business

CB Richard Ellis Realty Trust (the “Company”) was formed on March 30, 2004 under the laws of the state of Maryland. CBRE Operating Partnership, L.P. (“CBRE OP”) was formed in Delaware on March 30, 2004, with the Company as the sole general partner (the “General Partner”). The Company has elected to be taxed as a Real Estate Investment Trust (“REIT”) under sections 856 through 860 of the Internal Revenue Code of 1986, as amended, beginning with its taxable period ended December 31, 2004. The Company was incorporated to raise capital and acquire ownership interests in high quality real estate properties, including office, retail, industrial, and multi-family residential properties, as well as other real estate-related assets. CBRE OP was formed as a holding company to own direct investment interests in properties and other assets, as well as for the purpose of operating these investment interests. This structure is commonly known in the real estate industry as an umbrella partnership REIT.

On July 1, 2004, the Company commenced operations and issued 6,844,313 common shares of beneficial interest in connection with the initial capitalization of the Company. For each common share the Company issued, one limited partnership unit in CBRE OP was issued to the Company in exchange for the cash proceeds from the issuance of the common shares. In addition, CBRE REIT Holdings, LLC (“REIT Holdings”) an affiliate of CBRE Advisors LLC (the “Investment Advisor”), purchased 29,937 limited partnership units in CBRE OP as a limited partner. During October 2004, the Company issued an additional 123,449 common shares of beneficial interest to an unrelated third-party investor. On July 2, 2007, in conjunction with the Carolina Portfolio acquisition, the Company formed a taxable REIT subsidiary, CBRE RT Carolina TRS, Inc., (“Carolina TRS”), which held certain real estate assets designated by management as held for sale which represented non-qualified REIT assets.

The registration statement relating to our initial public offering was declared effective on October 24, 2006. CNL Securities Corp., a related party, is the dealer manager of our offering. The registration statement covers up to $2,000,000,000 in common shares of beneficial interest, 90% of which will be offered at a price of $10.00 per share, and 10% of which will be offered pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm we choose for that purpose. During the period October 24, 2006 through December 31, 2007, the Company issued 24,179,649 additional common shares of beneficial interest.

The Company operates in an umbrella partnership REIT structure in which its majority-owned subsidiary, CBRE OP, owns, directly or indirectly, substantially all of the properties acquired on behalf of the Company. The Company, as the sole general partner of CBRE OP, owns approximately 99% of the common partnership units therein. REIT Holdings, an affiliate of the Investment Advisor, holds the remaining interest through 246,361 limited partnership units representing approximately a 0.79% ownership interest in the total limited partnership units. In exchange for services provided to the Company relating to its formation and future services, REIT Holdings also owns a Class B limited partnership interest (“Class B interest”). The Investment Advisor is affiliated with the Company in that the two entities have common officers and trustees, some of whom also own equity interests in the Investment Advisor and the Company. All business activities of the Company are managed by the Investment Advisor.

Unless the context otherwise requires or indicates, references to “CBRE REIT,” “we,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of CB Richard Ellis Realty Trust and its subsidiaries.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the rules applicable to Form 10-K and include all information and footnotes required for financial statement presentation, including disclosures required under Generally Accepted Accounting Principles (“U.S. GAAP”) for complete financial statements.

Principles of Consolidation

Because the Company is the sole general partner of CBRE OP and the owner of Carolina TRS and has majority control over their management and major operating decisions, the accounts of CBRE OP and Carolina TRS are consolidated in the Company’s financial statements. The interests of REIT Holdings are reflected in minority interest in the accompanying consolidated financial statements. All significant inter-company accounts and transactions are eliminated in consolidation. CB Richard Ellis Investors, LLC (“CBRE Investors”), an affiliate of the Investment Advisor, also owns an interest in the Company through its ownership of 243,229 common shares of beneficial interest at December 31, 2007 and December 31, 2006.

Variable Interest Entities

Our determination of the appropriate accounting method with respect to our investment in CBRE Asia Fund which is considered a Variable Interest Entity (“VIE”), is based on Financial Accounting Standards Board, or FASB, Interpretation No. 46 (revised in December 2003), “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51” (“ FIN46R”). We account for this VIE, of which we are not the primary beneficiary, under the equity method of accounting.

We determine if an entity is a VIE under FIN 46R based on several factors, including whether the entity’s total equity investment at risk upon inception is sufficient to finance the entity’s activities without additional subordinated financial support. We make judgments regarding the sufficiency of the equity at risk based first on a qualitative analysis, then a quantitative analysis, if necessary. In a quantitative analysis, we incorporate various estimates, including estimated future cash flows, asset hold periods and discount rates, as well as estimates of the probabilities of various scenarios occurring. If the entity is a VIE, we then determine whether we consolidate the entity as the primary beneficiary.

We determine whether an entity is a VIE and, if so, whether it should be consolidated by utilizing judgments and estimates that are inherently subjective. If we made different judgments or utilized different estimates in these evaluations, it could result in differing conclusions as to whether or not an entity is a VIE and whether or not to consolidate such entity.

We carry our investment in CBRE Asia Fund on the equity method of accounting because we have the ability to exercise significant influence (but not control) over operating and financial policies of such subsidiary. We eliminate transactions with such equity method subsidiary to the extent of our ownership in such subsidiary. Accordingly, our share of losses of this equity method subsidiary is included in consolidated net loss. Under the equity method, impairment losses are recognized upon evidence of other-than-temporary losses of value.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

Common Share and Limited Partnership Unit Splits

The Company’s board of trustees, including the independent trustees, approved a share split in which each of the Company’s outstanding common shares and each limited partnership unit of CBRE OP were converted into 1.1974571 common shares and 1.1974571 limited partnership units of CBRE OP, respectively, effective on October 16, 2006. As a result, the Company has restated all historical shares, limited partnership unit, and per share data to give effect to this share split. The share split ratio was based on an independent third-party valuation of the Company’s existing assets and liabilities of $10.67 per Class A limited partnership unit (before the share split) as compared to a projection of $8.91 per Class A limited partnership unit after the public offering is completed.

Segment Information

Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information”, established standards for disclosure about operating segments and related disclosure about products and services, geographic areas and major customers. The Company currently operates in two geographic areas, the United States and the United Kingdom. The Company views its operations as two reportable segments, a Domestic segment and an International segment (which are each comprised of aggregated operating segments), which participate in the acquisition, development, ownership, and operation of high quality real estate in their respected regions.

Cash Equivalents

The Company considers short-term investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 2007 and 2006 cash equivalents consisted primarily of investments in money market funds.

Restricted Cash

Restricted cash represents those cash accounts for which the use of funds is restricted by loan covenant. At December 31, 2007, our restricted cash balance was $430,000 which represents amounts set aside as impounds for future property tax payments as required by our agreements with the lenders.

Discontinued Operations and Real Estate Held for Sale

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS No. 144”), the income or loss and net gain on dispositions of operating properties and the income or loss on all properties classified as held for sale are reflected in the consolidated statements of operations as discontinued operations for all periods presented. A property is classified as held for sale when certain criteria, as set forth under SFAS No. 144, are met. At such time, the Company presents the respective assets and liabilities separately on the balance sheet and ceases to record depreciation and amortization expense. Properties held for sale are reported at the lower of their carrying value or their estimated current sales value less costs to sell.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

Accounting for Derivative Financial Investments and Hedging Activities

We account for our derivative and hedging activities, if any, in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) as amended, which requires all derivative instruments to be carried at fair value on the balance sheet. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. We formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. We periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Calculation of a fair value of derivative instruments also requires management to use estimates. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges under SFAS No. 133. The changes in fair value hedges are accounted for by recording the fair value of the derivative instruments on the balance sheet as either assets or liabilities, with the corresponding amount recorded in current period earnings. As of December 31, 2007, we have one interest rate cap agreement in place, accounted for as a fair value hedge, included in other assets on the balance sheet with an estimated fair value of $121,000. Included in earnings for the year ended December 31, 2007 is $22,000 related to the increase in fair value of the interest rate cap.

Investments in Real Estate

The Company’s investment in real estate is stated at depreciated cost. Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows:

Buildings and improvements	39 years
Site improvements	15 years
Tenant improvements	Shorter of the useful lives or the terms of the related leases

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Repairs and maintenance are charged to expense as incurred. As of December 31, 2007 and 2006, the Company owned 30 and 7 real estate investments, respectively.

On September 15, 2004, the Company purchased the REMEC Corporate Campus (“REMEC”), located in San Diego, California, for approximately $26,667,000, with cash of $26,566,000, and an additional $101,000 paid in January of 2005. On November 3, 2004, the Company purchased 300 Constitution Drive (“300 Constitution”), located in Taunton, Massachusetts, for approximately $19,805,000.

On June 21, 2005, the Company acquired Deerfield Commons I, a multi-tenant commercial office building, for approximately $19,572,000. In addition the Company also purchased Deerfield Commons II, an entitled land parcel, for approximately $2,262,000. The properties are located in Alpharetta, Georgia.

On January 9, 2006, the Company acquired the Texas Portfolio with cash of approximately $17,838,000 and the application of a $500,000 purchase deposit totaling approximately $18,338,000. The Texas Portfolio is comprised of the three multi-tenant industrial/warehouse buildings (660 Dorothy, 505 Century and 631 International) located in Allen and Richardson, Texas.

On April 27, 2007, the Company acquired 602 Central Blvd., a single-tenant office building in Coventry, England, United Kingdom. The purchase price was approximately £11,983,000 ($23,847,000), including transaction costs and acquisition fees.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

On August 29, 2007, the Company acquired Bolingbrook Point III, a multi-tenant warehouse building located in Bolingbrook, Illinois. The purchase price was approximately $18,168,000, including transaction costs and acquisition fees.

On August 30, 2007, the Company acquired a portfolio of 30 distribution and manufacturing industrial buildings located in North and South Carolina. The purchase price of this portfolio was $217,239,000, including transaction costs and acquisition fees.

On September 24, 2007 and November 1, 2007, the Company acquired 3 distribution and manufacturing buildings located in South Carolina. The purchase price of this portfolio was $10,258,000, including transaction costs and acquisition fees.

Other Assets

Other assets consist primarily of purchase deposits paid in connection with future acquisitions that have not yet been applied to investments in real estate, prepaid insurance, and prepaid property taxes. Other assets will be amortized to expense or reclassified to other asset accounts upon being put into service in future periods.

In addition, other assets include an interest rate cap based on its December 31, 2007 fair value. The interest rate cap is valued quarterly and the net change is recognized in earnings. The interest rate cap has a term of 33 months from August 27, 2007 to May 27, 2010 and has a notional amount of £5,500,000 ($10,928,000) and caps the three month London Inter-Bank Offering Rate (“LIBOR”) at 6.25% during such period. Included in other assets is the fair value of the interest rate cap of $121,000, which includes $22,000 in earnings for the increase in fair value of the interest rate cap during the year ended December 31, 2007.

Other assets include the following as of December 31, 2007 and 2006 (in thousands):

	December 31,
	2007	2006
Purchase deposit	$551	$—
Prepaid insurance	339	144
Interest rate cap at fair value	121	—
Other	34	9

Total	$1,045	$153

Concentration of Credit Risk

The Company’s properties are located throughout the United States and in the United Kingdom. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory, and social factors affecting the communities in which the tenants operate. The Company’s credit risk relates primarily to cash, restricted cash, and interest rate cap agreements. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses to date on its invested cash and restricted cash. The interest rate cap agreements create credit risk. Credit risk arises from the potential failure of counterparties to perform in accordance with the terms of their contracts. The Company’s risk management policies define parameters of acceptable market risk and limit exposure to credit risk. Credit exposure resulting from derivative financial instruments is represented by their fair value amounts, increased by an estimate of potential adverse position exposure arising from changes over time in interest rates, maturities, and other relevant factors. The Company does not anticipate nonperformance by any of its counterparties.

Minority Interest in the Operating Partnership

The interest in the operating Partnership not owned by us, which is reflected as minority interest as of December 31, 2007 and 2006 represents 0.79% and 2.97%, respectively, of the Operating Partnership. The change in minority interest is primarily due to our increased share offering activity during 2007. Of the 246,341 operating

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

partnership units held as minority interest as of December 31, 2007, 246,341 operating partnership units were exchangeable on a one for one basis for common shares of CBRE REIT, with an estimated aggregate fair value of $2,463,000, based on the gross selling price per share of CBRE REIT’s common shares in our initial public offering as of December 31, 2007.

Impairment of Long-Lived Assets

The Company assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the future net cash flows, undiscounted and without interest, expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Management believes no impairment in the net carrying values of the investments in real estate has occurred.

Purchase Accounting for Acquisition of Investments in Real Estate

The Company applies purchase accounting to all acquired real estate investments. The purchase price of the real estate is allocated to the acquired tangible assets, consisting primarily of land, building and tenant improvements and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases, value of tenant relationships and acquired ground leases, based in each case on their fair values. Loan premiums, in the case of above-market rate loans, or loan discounts, in the case of below-market loans, will be recorded based on the fair value of any loans assumed in connection with acquiring the real estate.

The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land (or acquired ground lease if the land is subject to a ground lease), building and tenant improvements based on management’s determination of the relative fair values of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs.

In allocating the purchase price of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases; and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases measured over a period equal to the remaining non-cancelable term of the lease and, for below-market leases, over a period equal to the initial term plus any below-market fixed rate renewal periods. The capitalized below-market lease values, also referred to as acquired lease obligations, are amortized as an increase to rental income over the initial terms of the respective leases and any below-market fixed rate renewal periods. The capitalized above-market lease values are amortized as a decrease to rental income over the initial terms of the prospective leases.

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationships, is measured by the estimated cost of operations during a theoretical lease-up period to replace in-place leases, including lost revenues and any unreimbursed operating expenses, plus an estimate of deferred leasing commissions for in-place leases. This aggregate value is allocated between in-place lease value and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease; however, the value of tenant relationships has not been separated from in-place lease value for the real estate acquired as such

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

value and its consequence to amortization expense is immaterial for these particular acquisitions. Should future acquisitions of properties result in allocating material amounts to the value of tenant relationships, an amount would be separately allocated and amortized over the estimated life of the relationship. The value of in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written-off.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. In the accompanying consolidated balance sheets, accumulated other comprehensive income consists of foreign currency translation adjustments.

Income Taxes

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable period ended December 31, 2004. To qualify as a REIT, the Company must distribute annually at least 90% of its adjusted taxable income, as defined in the Code, to its shareholders and satisfy certain other organizational and operating requirements. The Company generally will not be subject to U.S. federal income taxes if it distributes 100% of its taxable income for each year to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to U.S. federal income taxes (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and to U.S. federal income taxes and excise taxes on its undistributed taxable income. The Company believes that it has met all of the REIT distribution and technical requirements for the years ended December 31, 2007, 2006, and 2005 was not subject to any U.S. federal income taxes. Management intends to continue to adhere to these requirements and maintain the Company’s REIT status.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases is recorded as deferred rent. In connection with various leases, the Company has received irrevocable stand-by letters of credit totaling $8,353,000 and $3,785,000 as security for such leases at December 31, 2007 and 2006, respectively.

Reimbursements from tenants, consisting of amounts due from tenants for common area maintenance, real estate taxes, insurance and other recoverable costs, are recognized as revenue in the period the expenses are incurred. Tenant reimbursements are recognized and presented in accordance with Emerging Issues Task Force Issue 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent (“Issue 99-19”). Issue 99-19 requires that these reimbursements be recorded on a gross basis, when the Company is the primary obligor with respect to incurring expenses and with respect to having the credit risk.

Allowances for uncollectible tenant and deferred rent receivables—Tenant receivables and deferred rent receivables are carried net of the allowances for uncollectible current tenant receivables and deferred rent. Management’s determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, individual receivables, current economic conditions, and other relevant factors. The allowances are increased or decreased through the provision for bad debts. Management of the Company did not consider it necessary to have an allowance for uncollectible rent receivables as of December 31, 2007 and 2006.

Offering Costs

Offering costs incurred through December 31, 2007 totaling $25,409,000, including $20,338,000 and $5,071,000 during the years ended December 31, 2007 and 2006 respectively, are recorded as a reduction of additional paid-in-capital in the consolidated statement of shareholders’ equity. Of the total amount, $20,674,000 was incurred to CNL Securities Corp., as dealer manager; $3,969,000 was incurred to CB Richard Ellis Group, Inc., an affiliate of the Investment Advisor; $63,000 was incurred to the Investment Advisor for reimbursable marketing costs and $703,000 was incurred to other service providers. Each party will be paid the amount incurred from proceeds of the public offering. As of December 31, 2007 and 2006, the accrued offering costs payable to related parties included in our consolidated balance sheets were $5,241,000 and $4,810,000, respectively.

Deferred Financing Costs

Direct costs incurred in connection with obtaining financing are amortized over the respective term of the loan on a straight-line basis, which approximates the effective interest method.

Translation of Non-U.S. Currency Amounts

The financial statements and transactions of our United Kingdom real estate operation is reported in its functional currency, namely GBP-pound sterling and is then translated into U.S. dollars. Assets and liabilities of this operation are denominated in the functional currency and are then translated at exchange rates in effect at the balance sheet date. Revenues and expenses are translated at the average exchange rate for the reporting period. Translation adjustments are reported in “Accumulated Other Comprehensive Income” a component of Shareholders’ Equity.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

The carrying value of our United Kingdom assets and liabilities fluctuate due to changes in the exchange rate between the U.S. dollar and the GBP-pound sterling. The exchange rate of the U.S. dollar to the GBP-pound sterling was $1.9869 at December 31, 2007.

Class B and Class C Interests—Related Party

Effective July 1, 2004, REIT Holdings, was granted a Class B interest and a Class C interest in CBRE OP. The Class B interest entitled REIT Holdings to distributions made by CBRE OP in an amount equal to (i) 20% of the distributions of earnings to the partners in excess of distributed earnings of 6% per annum of the aggregate purchase price paid for all outstanding common partnership units in CBRE OP; and (ii) 20% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (x) the costs of such disposition, (y) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (z) an amount equal to a 10% annual, uncompounded rate of return on such invested capital. The Class C interest entitled REIT Holdings to a profits interest which had the right to receive distributions made by CBRE OP in amounts equal to (i) 3% of the aggregate distribution to the Class A partnership unit holders and the holder of the Class C interest, and (ii) up to 3% of the net sales proceeds upon liquidation of the assets of CBRE OP. The Class B interest is subject to redemption by the Company in the event of termination of the Investment Advisory Agreement and the Class C interest was subject to conversion by the Company into Class A limited partnership units upon such termination. In addition, a listing on a public exchange will be deemed a disposition of all properties for purposes of the Class B interest and would have triggered a conversion of the Class C interest into Class A limited partnership units.

The Class B interest is an equity instrument issued to non-employees in exchange for services. Prior to the modification of the Class B interest on October 24, 2006, the Company determined the fair value of the Class B interest, recorded an allocation of earnings (loss) to minority interest holder, and adjusted the minority interest balance to reflect the current period change in fair value, if any.

Effective October 24, 2006, the board of trustees, including our independent trustees, approved the Amended and Restated Agreement of Limited Partnership of CBRE OP (the “Amended Partnership Agreement”) which modified the terms of the Class B limited partnership interest so that the holder is entitled to receive distributions made by CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such distribution, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to 7% annual, uncompounded return on such invested capital. The terms of the termination provision relating to the Class B limited partnership interest were also amended to require its forfeiture in the event the Advisor unilaterally terminates the Investment Advisory Agreement. As a result future changes in the fair value of the Class B interest will be deferred from recognition in the financial statements until a listing of the common shares on a national securities exchange or a change in a control transaction takes place.

The Class C interest was an equity instrument issued to non-employees in exchange for services. Each reporting period prior to the measurement date, the Company determined the fair value of the Class C interest and recorded the current period expense, if any. Subsequent to the measurement date, distributions to the Class C interest were recorded as an allocation of earnings/(loss) to minority interest holder and a distribution paid to the minority interest balance.

On October 24, 2006, the board of trustees, including the independent trustees, approved the exchange of the Class C limited partnership interest in CBRE OP held by REIT Holdings for 216,424 limited partnership units in CBRE OP with an aggregate value of approximately $1,928,000 on the date of exchange. The number of limited partnership units received in exchange for the Class C limited partnership interest was based on an independent third party valuation approved by the board of trustees, including the independent trustees.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during each period. The computation of diluted net income (loss) per share further assumes the dilutive effect of stock options, stock warrants and contingently issuable shares, if any. In accordance with SFAS No. 128, “Earnings Per Share,” as the Company has recorded net losses for the years ended December 31, 2007, 2006 and 2005, the effect, of stock options, stock warrants and contingently issuable shares, if any, would be anti–dilutive, and accordingly are excluded from the net loss per share computation. In addition, no stock options, stock warrants or contingently issuable shares have ever been issued. As a result, there is no difference in basic and diluted net loss per share.

New Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) changes the requirements for an acquirer’s recognition and measurement of the assets acquired and the liabilities assumed in a business combination. SFAS No. 141(R) is effective for annual periods beginning after December 15, 2008 and should be applied prospectively for all business combinations entered into after the date of adoption. We anticipate that this pronouncement will only have an impact on our financial statements in so far as we will not be able to capitalize indirect deal costs to our acquisitions.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 requires (i) that noncontrolling (minority) interests be reported as a component of shareholders’ equity, (ii) that net income attributable to the parent and to the noncontrolling interest be separately identified in the consolidated statement of operations, (iii) that changes in a parent’s ownership interest while the parent retains its controlling interest be accounted for as equity transactions, (iv) that any retained noncontrolling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value, and (v) that sufficient disclosures are provided that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 is effective for annual periods beginning after December 15, 2008 and should be applied prospectively. However, the presentation and disclosure requirements of the statement shall be applied retrospectively for all periods presented. Management does not expect the adoption of the provisions of SFAS No. 160 will have a material impact the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the fiscal year beginning on or before November 15, 2007, provided the provisions of SFAS No. 157 are applied. Management is currently evaluating the impact, if any, SFAS No. 159 will have on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and provides for expanded disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. This guidance was issued to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management does not expect that the adoption of SFAS No. 157 will have a material impact on the Company’s consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. FIN 48 also provides guidance on the accounting and recording of interest and penalties on uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have any impact on the Company’s consolidated financial statements.

3.	Acquisitions of Real Estate

The Texas Portfolio, consisting of three properties (660 N. Dorothy, 505 Century and 631 International), was acquired for approximately $18,338,000 on January 9, 2006, 602 Central Blvd. was acquired for $23,847,000 on April 27, 2007, Bolingbrook Point III was acquired on August 29, 2007 for $18,168,000, the Carolina Portfolio was acquired for $227,497,000 on August 30, 2007, September 24, 2007 and November 1, 2007. These property acquisitions are accounted for in accordance with SFAS No. 141, “Business Combinations” The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, site improvements, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above and below-market leases and the value of in-place leases and tenant relationships, if any, based in each case on their respective fair values. Loan premiums, in the case of above-market rate loans, or loan discounts, in the case of below-market loans, will be recorded based on the fair value of any loans assumed in connection with acquiring the real estate. The purchase price allocation to the assets and liabilities acquired at Bolingbrook Point III and the Carolina Portfolio are preliminary and are subject to revision based on the finalization of appraisals of the assets and liabilities acquired.

The following table summarizes the estimated fair values of assets acquired and liabilities assumed for the above noted acquisitions during the years ended December 31, 2007 and 2006 (in thousands):

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

Property	Land	Site Improvements	Building Improvements	Tenant Improvements	Acquired in-Place Lease Value	Above Market Lease Value	Below Market Lease Value	Discount on Notes	Purchase Price	Notes Payable Assumed	Net Assets Acquired
660 North Dorothy	$1,576	$417	$3,402	$199	$1,230	$31	$(19)	$—	$6,836	$—	$6,836
505 Century	950	304	3,684	119	996	50	(8)	—	6,095	—	6,095
631 International	923	238	2,912	285	1,098	8	(57)	—	5,407	—	5,407
602 Central Blvd.	3,630	327	17,828	—	2,486	—	(424)	—	23,847	—	23,847
Bolingbrook Point III	2,422	522	13,433	164	1,078	549	—	—	18,168	—	18,168
Fairforest Bldg 5	1,788	2,462	12,017	101	1,245	—	(776)	131	16,968	(11,308)	5,660
Fairforest Bldg. 6	596	506	3,754	459	570	788	—	211	6,884	(3,832)	3,052
Fairforest Bldg. 7	660	463	4,503	—	—	—	—	—	5,626	—	5,626
HJ Park Bldg. 1	575	469	2,472	12	337	292	—	59	4,216	(1,485)	2,731
North Rhett I	1,289	366	9,627	428	1,224	—	(2,851)	219	10,302	(4,968)	5,334
North Rhett II	539	143	5,670	26	391	109	—	195	7,073	(2,700)	4,373
North Rhett III	562	209	3,366	18	396	103	—	89	4,743	(2,207)	2,536
North Rhett IV	2,432	1,716	12,445	91	1,885	—	(2,064)	555	17,060	(11,258)	5,802
Jedburg Commerce Park	4,118	3,093	20,832	152	4,882	8,887	—	—	41,964	—	41,964
Mount Holly Bldg.	1,012	1,050	3,699	18	378	—	(144)	195	6,208	(2,700)	3,508
Orangeburg Park Bldg.	544	641	3,636	93	367	—	(5)	198	5,474	(2,746)	2,728
Kings Mt. I	303	362	3,097	166	506	699	—	160	5,293	(2,335)	2,958
Kings Mt. II	773	1,351	10,199	957	1,453	—	(3,808)	386	11,311	(7,044)	4,267
Union Cross Bldg. I	852	759	3,905	27	632	216	—	194	6,585	(3,332)	3,253
Union Cross Bldg. II	1,658	1,576	12,271	66	1,162	—	(91)	574	17,216	(10,195)	7,021
Fairforest Bldg 1	335	115	2,585	7	196	—	(175)	—	3,063	—	3,063
Fairforest Bldg 2	396	131	4,787	5	338	200	—	—	5,857	—	5,857
Fairforest Bldg 3	615	252	4,886	16	484	—	(234)	—	6,019	—	6,019
Fairforest Bldg 4	681	368	4,840	13	360	—	(254)	—	6,008	—	6,008
Highway 290 Commerce Pk Bldg 1	704	236	4,471	11	168	—	(17)	—	5,573	—	5,573
Highway 290 Commerce Pk Bldg 2	1,131	390	3,087	27	360	—	(246)	—	4,749	—	4,749
Highway 290 Commerce Pk Bldg 5	433	179	845	7	79	—	(18)	—	1,525	—	1,525
Highway 290 Commerce Pk Bldg 6	572	187	3,085	1	171	8	—	—	4,024	—	4,024
Highway 290 Commerce Pk Bldg 7	1,233	549	3,034	3	295	217	—	—	5,331	—	5,331
Orchard Business Park 1	358	143	899	1	69	17	—	—	1,487	—	1,487
Orchard Business Park 2	173	67	541	—	—	—	—	—	781	—	781
Greenville/ Spartanburg Ind. Pk	460	216	2,657	3	216	29	—	—	3,581	—	3,581
Community Cash Complex 1	867	188	1,669	22	126	72	—	—	2,944	—	2,944
Community Cash Complex 2	887	147	1,202	19	161	34	—	—	2,450	—	2,450
Community Cash Complex 3	205	16	1,225	28	183	152	—	—	1,809	—	1,809
Community Cash Complex 4	132	16	410	3	33	7	—	—	601	—	601
Community Cash Complex 5	138	16	690	—	—	—	—	—	844	—	844
Cherokee Corporate Park	294	555	2,984	6	55	34	—	—	3,928	—	3,928

	$36,816	$20,745	$196,649	$3,553	$25,610	$12,502	$(11,191)	$3,166	$287,850	$(66,110)	$221,740

Building improvements are depreciated over 39 years; Site Improvements are depreciated over 15 years; Tenant Improvements, Value of In-Place Leases, Above-Market Lease Values and Below-Market Lease Values are amortized over the remaining lease terms at the time of acquisition.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

Unaudited pro forma results, assuming the above noted acquisitions had occurred as of January 1, 2006 for purposes of the 2007 and 2006 pro forma disclosures, are presented below. These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as increased depreciation and amortization expenses as a result of tangible and intangible assets acquired in the acquisitions as well as higher interest expense as a result of the debt incurred to finance the acquisitions. These unaudited pro forma results do not purport to be indicative or what operating results would have been had the acquisitions occurred on January 1, 2006 and may not be indicative of future operating results (dollars in thousands, except share data):

	Year Ended December 31,
	2007	2006
Revenue	$26,125	$18,452
Operating Loss	(3,878)	(6,485)
Net Loss	(1,169)	(7,360)
Basic and Diluted Net Loss Per Share	$(0.06)	$(0.61)
Weighted Average Shares Outstanding for Basic and Diluted Net Loss	18,545,418	12,054,523

4.	Investments in Unconsolidated Entity

We have agreed to a capital commitment of $20,000,000 in CBRE Asia Fund, which extends for 24 months after the close of the final capital commitment. On October 16, 2007, we contributed $200,000 of our capital commitment which was funded using net proceeds from our initial public offering. CBRE Investors, our sponsor, formed CBRE Asia Fund, to purchase, reposition, develop, hold for investment and sell institutional quality real estate and related assets in targeted markets in Asia, including China, Japan, India, South Korea, Hong Kong, Singapore and other Asia Pacific markets. The initial closing date of the CBRE Asia Fund was in July 2007, with additional commitments being accepted through January 2008. CBRE Asia Fund closed on January 31, 2008, with aggregate capital commitments of $394,200,000. CBRE Asia Fund has an eight year term, which may be extended for up to two one-year periods with the approval of two-thirds of the limited partners.

As of December 31, 2007, CBRE Asia Fund had aggregate investor commitments of approximately $344,000,000 from institutional investors including CBRE Investors. As of December 31, 2007, we owned an ownership interest of approximately 5.81% in CBRE Asia Fund. Our capital comment is currently being pledged as collateral borrowings of CBRE Asia Fund of which of our pro-rata portion of such borrowing was $2,610,000, based on our 5.81% ownership interest at December 31, 2007. Currency translation gains recognized during the year are recognized as Other Comprehensive Income in the amount of $51,000.

We carry our investment in CBRE Asia Fund on the equity method of accounting. Those investments where we have the ability to exercise significant influence (but not control) over operating and financial policies of such subsidiaries (including certain subsidiaries where we have less than 20% ownership) are accounted for using the equity method. We eliminate transactions with such equity method subsidiaries to the extent of our ownership in such subsidiaries. Accordingly, our share of the earnings or losses of these equity method subsidiaries is included in consolidated net loss. Under the equity method, impairment losses are recognized upon evidence of other-than-temporary losses of value.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

Consolidated Balance Sheet of the Unconsolidated Entity as of December 31, 2007 (unaudited)(in thousands):

Assets
Real Estate Net	$98,995
Other Assets	7,510

Total Assets	$106,505

Liabilities and Equity
Loan Payable	$44,969
Notes Payable	87,389
Total Liabilities	104,420
Company’s Equity	101
Other Investors Equity	1,984

Total Liabilities and Equity	$106,505

Consolidated Statements of Operations of the Unconsolidated Entity for the year ended December 31, 2007 (unaudited)(in thousands):

Total Revenues	$208
Total Expenses	2,393

Net Loss	$(2,185)

Company’s Equity in Net Loss	$(150)

5.	Reclassifications for Transfer of Held for Sale Real Estate to Investments in Real Estate

We previously reported 18 properties as held for sale at December 31, 2007 that were later transferred to continuing operations. During the period ended September 30, 2008, management determined that greater long-term value could be realized from operating the properties than could be achieved in a sale of the properties in the current market. Revenues and expenses from continuing operations for the year ended December 31, 2007 increased by the following amount as a result of the reclassification of amounts previously reported as discontinued operations. There was no change in net loss.

REVENUES
Rental	$1,430
Tenant Reimbursements	244

Total Revenues	$1,674

EXPENSES
Operating and Maintenance	$35
Property Taxes	291
General and Administrative	10
Property Management Fee to Related Party	31

Total Expenses	$367

Minority Interest	$(13)

Provisions for Income Taxes	$(247)

The real estate held for sale assets and related liabilities were reclassified from assets held for sale and related liabilities to investments in real estate, other assets, accounts and other receivables and accounts payable and accrued expenses on the consolidated balance sheet at December 31, 2007 as follows (in thousands):

ASSETS
Land	$9,614
Site Improvement	3,771
Building Improvement	43,897
Tenant Improvement	172
Above Market Lease	770
In-Place Lease Value	3,294
Accounts and Other Receivables	502
Other Assets	24

$62,044

LIABILITIES
Accounts Payable and Accrued Expenses	$753
Acquired Below Market Lease	944

$1,697

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

We reclassified $944,000 from real estate held for sale to acquired below market lease liability, which is included in the above summary.

6.	Acquisitions Related Intangible Assets

The Company’s acquisition related intangible assets are included in the consolidated balance sheets as acquired in-place lease value, acquired above market lease value and acquired below market lease value.

The following is a schedule of future amortization of acquisition related intangible assets as of December 31, 2007 (in thousands):

	Acquired In-Place Lease Value	Below Market Lease Value	Above Market Lease Value
2008	$5,678	$1,592	$1,048
2009	5,404	1,707	1,119
2010	3,303	1,543	914
2011	2,501	1,494	814
2012	2,236	1,422	808
Thereafter	10,497	5,081	7,802

	$29,619	$12,839	$12,505

The amortization of the above and below-market lease values included in rental revenue were $(561,000) and $838,000, respectively, for the year ended December 31, 2007, $(229,000) and $412,000, respectively, for the year ended December 31, 2006 and $(131,000) and $382,000, respectively, for the year ended December 31, 2005. The amortization of in-place lease value included in amortization expense was $4,160,000, $2,641,000 and $1,272,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

7.	Debt

Notes Payable secured by real property are summarized as follows (in thousands):

	Interest Rate as of December 31,			December 31,
Property	2007	2006	Maturity Date	2007	2006
REMEC	4.79%	4.79%	November 1, 2011	$13,250	$13,250
300 Constitution	4.84	4.84	April 1, 2012	12,000	12,000
Deerfield Commons I	5.23	5.23	December 1, 2015	9,725	9,725
602 Central Blvd. (1)	6.94	N/A	April 27, 2014	10,928	—
Bolingbrook Point III	5.26	N/A	January 1, 2015	9,000	—
Fairforest Bldg. 5 (2)	6.33	N/A	February 1, 2024	11,177	—
Fairforest Bldg. 6 (2)	5.42	N/A	June 1, 2019	3,754	—
HJ Park—Bldg. 1 (2)	4.98	N/A	March 1, 2013	1,407	—
North Rhett I (2)	5.65	N/A	August 1, 2019	4,871	—
North Rhett II (2)	5.20	N/A	October 1, 2020	2,652	—
North Rhett III (2)	5.75	N/A	February 1, 2020	2,166	—
North Rhett IV (2)	5.80	N/A	February 1, 2025	11,132	—
Mt Holly Bldg. (2)	5.20	N/A	October 1, 2020	2,652	—
Orangeburg Park Bldg. (2)	5.20	N/A	October 1, 2020	2,697	—
Kings Mountain I (2)	5.27	N/A	October 1, 2020	2,294	—
Kings Mountain II (2)	5.47	N/A	January 1, 2020	6,911	—
Union Cross Bldg. I (2)	5.50	N/A	July 1, 2021	3,278	—
Union Cross Bldg. II (2)	5.53	N/A	June 1, 2021	10,031	—

Notes Payable				119,925	34,975
Less Discount				(3,049)	—

Notes Payable Less Discount				$116,876	$34,975

(1)	Variable interest rate of 6.94% at December 31, 2007, based on three month LIBOR plus 0.67%.
(2)	These notes payable were assumed from the seller of the Carolina Portfolio on August 30, 2007 as part of the property acquisitions and were recorded at estimated fair value which includes the discount.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

On December 27, 2007, the Company entered into a $9,000,000 financing agreement secured by the Bolingbrook Point III property with the Northwestern Mutual Life Insurance Company. The loan is for a term of seven years and bears a fixed interest rate of 5.26% per annum with principal due at maturity.

In connection with our acquisition of the Carolina Portfolio on August 30, 2007, the Company assumed 13 loans with principal balances totaling $66,110,000 ($62,944,000 at estimated fair value including the discount of $3,166,000) from various lenders that are secured by first deeds of trust on the properties and the assignment of related rents and leases. Assumption fees and other loan closing costs totaling $765,500 were capitalized as incurred. The loans bear interest at rates ranging from 4.98% to 6.33% per annum and mature between March 1, 2013 and February 1, 2025. The loans require monthly payments of interest and principal, fully amortized over the lives of the loans. Principal payments totaling $1,089,000 were made during the year ended December 31, 2007. The Company indemnifies the loans against environmental costs and expenses and guarantees the loans under certain conditions.

In addition, the Company entered into a credit agreement with Bank of America, N.A. to provide us a $65,000,000 term loan and a $10,000,000 revolving line of credit (collectively, the “Credit Facility”). The one year term loan was fully drawn upon at the closing of the Carolina Portfolio on August 30, 2007. None of the revolving line of credit has been drawn. The Credit Facility matures in August, 2008 and interest is payable monthly at a floating rate of LIBOR plus 1.25%, or 6.095% per annum as of December 31, 2007. Upfront fees and other loan closing cost totaling approximately $229,000 were capitalized as incurred. A fee of 0.2% per annum is accrued on unfunded balances under the revolving line of credit. The loan contains various financial covenants and restrictions including a fixed charge coverage ration of at least 1.6, as defined in the credit agreement. On November 29, 2007, we repaid a portion of the loan balance in the amount of $20,000,000 using net proceeds from the Company’s initial public offering. As of December 31, 2007, the term loan balance was $45,000,000 and the Company was in compliance with all such covenants and restrictions. The Credit Facility is unsecured, but the Company is required to repay a proportion of the Credit Facility, as defined in the credit agreement, if any of the unencumbered properties in the Carolina Portfolio, including all of the properties held for sale, are financed or sold.

On April 27, 2007, the Company, in connection with the acquisition of 602 Central Blvd, entered into a £5,500,000 ($10,928,000 at December 31, 2007) financing arrangement with the Royal Bank of Scotland secured by the property. The loan is for a term of seven years and bears interest at a variable rate of interest, adjusted quarterly, based on three month LIBOR plus 0.67%, or 6.94% per annum as of December 31, 2007. Interest payments only are due quarterly for the term of the loan with principal due at maturity. The loan agreement requires the Company to maintain a rate cap agreement pursuant to which the Company will be protected against an increase in the three month LIBOR over 6.25% through May 27, 2010.

The minimum principal payments due for the notes payable and loan payable are as follows as of December 31, 2007 (in thousands):

2008	$48,389
2009	3,583
2010	3,787
2011	17,391
2012	16,378
Thereafter	75,397

$164,925

Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that unless our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

8.	Minimum Future Rents Receivable

The following is a schedule of minimum future rentals to be received on non-cancelable operating leases as of December 31, 2007 (in thousands):

2008	$24,264
2009	22,727
2010	18,836
2011	17,349
2012	16,429
Thereafter	98,008

$197,613

9.	Concentrations

Tenant Revenue Concentrations

For the year ended December 31, 2007, the tenant in REMEC accounted for approximately $2,586,000, or 16%, of total revenues and the tenant in 300 Constitution accounted for approximately $1,954,000, or 12%, of total revenues.

For the year ended December 31, 2006, the tenant in REMEC accounted for approximately $2,573,000, or 30%, of total revenues, the tenant in 300 Constitution accounted for approximately $1,967,000 or 23%, of total revenues and a tenant in Deerfield Commons I accounted for approximately $1,124,000, or 13%, of total revenues.

For the year ended December 31, 2005, the tenant in REMEC accounted for approximately $2,477,000, or 45%, of total revenues and the tenant in 300 Constitution accounted for approximately $1,923,000, or 35%, of total revenues.

The tenant in 300 Constitution has the right of first offer if the Company decides to sell the property. The leases under which the tenants occupy the properties expire in April 2017 for the tenant in REMEC, March 2013 for the tenant in 300 Constitution and May 2010 for the tenant in Deerfield Commons I.

Geographic Concentrations

As of December 31, 2007, the Company owned 43 properties: one in each of Georgia, Illinois and Massachusetts; three in Texas; four in each of California and North Carolina; and 29 in South Carolina. The Company also owned one property in Coventry, United Kingdom (“UK”) as well as one undeveloped land parcel in Georgia.

Our geographic revenue concentrations for the years ended December 31, 2007, 2006 and 2005 are as follows:

	Year Ended December 31,
	2007	2006	2005
Domestic
California	15.53%	30.44%	45.15%
Georgia	14.85	26.50	19.79
Massachusetts	11.73	23.25	35.06
Texas	10.06	19.81	—
Illinois	2.67	—	—
North Carolina	7.15	—	—
South Carolina	31.04	—	—

Total Domestic	93.03	100.00	100.00
International
UK	6.97	—	—

Total	100.00%	100.00%	100.00%

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

Our geographic long-lived asset concentrations as of December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006
Domestic
California	6.97%	30.45%
Massachusetts	5.79	25.51
Georgia	5.05	23.58
Texas	4.54	20.46
Illinois	5.10	—
North Carolina	12.02	—
South Carolina	53.90	—

Total Domestic	93.37	100.00
International
UK	6.63	—

Total	100.00%	100.00%

10.	Segment Disclosure

The Company’s reportable segments consist of two types of commercial real estate properties for which the Company’s management internally evaluates operating performance and financial results: the Domestic Properties and International Property. Management internally evaluates the operating performance and financial results of our segments based on net operating income. The Company also has certain general and administrative level activities including legal, accounting, tax preparation and shareholder servicing costs that are not considered separate operating segments. The Company’s reportable segments are on the same basis of accounting as described for the overall Company in footnote 2.

The Company evaluates the performance of its segments based on net operating income, defined as: rental income and tenant reimbursements less property and related expenses (operating and maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization, and the Company level general and administrative expenses. The following table compares the net operating income for the years ended December 31, 2007, 2006 and 2005 (in thousands):

	Year Ended December 31,
	2007	2006	2005
Domestic Properties
Revenues:
Rental	$12,879	$6,630	$4,614
Tenant Reimbursements	2,621	1,830	872

	15,500	8,460	5,486

Property and Related Expenses:
Operating and Maintenance	1,038	860	367
General and Administrative	69	88	26
Property Management Fee to Related Party	153	41	7
Property Taxes	1,778	1,103	563

	3,038	2,092	963

Net Operating Income	12,462	6,368	4,523

International Property
Revenues:
Rental	1,149	—	—
Tenant Reimbursements	12	—	—

	1,161	—	—

Property and Related Expenses:
Operating and Maintenance	19	—	—
General and Administrative	23	—	—
Property Management Fee to Related Party	7	—	—

	49	—	—

Net Operating Income	1,112	—	—

Total Reportable Segments

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

	Year Ended December 31,
	2007	2006	2005
Revenues:
Rental	14,028	6,630	4,614
Tenant Reimbursements	2,633	1,830	872

	16,661	8,460	5,486

Property and Related Expenses:
Operating and Maintenance	1,057	860	367
General and Administrative	92	88	26
Property Management Fee to Related Party	160	41	7
Property Taxes	1,778	1,103	563

	3,087	2,092	963
Net Operating Income (1)	13,574	6,368	4,523

Reconciliation of Non-GAAP Measure to Consolidated Net Loss
Total Segment Net Operating Income	13,574	6,368	4,523
Interest and Other Income	2,855	255	460

	16,429	6,623	4,983

Interest Expense	5,049	1,784	1,195
General and Administrative	1,761	763	333
Investment Management Fee to Related Party	1,547	739	603
Class C Fee to Related Party	—	145	459
Depreciation and Amortization	8,050	4,618	2,478

Income (Loss) Before Minority Interest, Provision for Income Taxes and Equity in Loss of Unconsolidated Entity	22	(1,426)	(85)
Minority Interest	4	(1,058)	(7)
Provision for Income Taxes	(279)	—	—
Equity in Loss of Unconsolidated Entity	(150)	—	—

Net Loss	$(403)	$(2,484)	$(92)

(1)	Total Reportable Segments net operating income is a Non-GAAP financial measure which may be useful as a supplemental measure for evaluating the relationship of each reporting segment to the combined total. This measure should not be looked as an alternative measure of operating performance to our US GAAP presentations provided.

	December 31,
Condensed Balance Sheets	2007	2006
Domestic Assets	$334,682	$83,725
International Assets	24,236	—
Non-Segment Assets	76,833	14,082

Total Assets	$435,751	$97,807

	Year Ended December 31,
Capital Expenditures	2007	2006
Domestic Capital Expenditures	$242,842	$18,381
International Capital Expenditures	23,847	—

Total Capital Expenditures	$266,689	$18,381

11.	Investment Management and Other Fees to Related Parties

Pursuant to the agreement between the Company, CBRE OP and the Investment Advisor (the “Advisory Agreement”), the Investment Advisor and its affiliates perform services relating to the Company’s ongoing initial public offering and the management of its assets. Items of compensation and equity participation are as follows:

Investment Management Fee to Related Party

Prior to October 24, 2006, the Investment Advisor received an annual fee equal to 0.75% of the book value of the total assets, as defined in the Advisory Agreement, based on the assets of CBRE OP. The investment management fee was calculated monthly based on the average of total assets, as defined, during such period. On October 24, 2006, the board of trustees, including our independent trustees, approved and the Company entered into the Amended and Restated Agreement of Limited Partnership of CBRE OP (the “Amended Partnership Agreement”) and the Amended and Restated Advisory Agreement (the “Amended Advisory Agreement” and,

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

together with the Amended Partnership Agreement, the “Amended Agreements”). The Amended Advisory Agreement provides an investment management fee of (i) a monthly fee equal to one twelfth of 0.6% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments within the Company’s portfolio and (ii) a monthly fee equal to 7.0% of the aggregate monthly net operating income derived from all real estate investments within the Company’s portfolio. All or any portion of the investment management fee not taken as to any fiscal year may be deferred or waived without interest at the option of the Investment Advisor. The Investment Advisor waived investment management fees of $432,000 for the year ended December 31, 2007. There were no investment management fees waived in 2006 and 2005.

The Investment Advisor earned investment management fees of $1,547,000, $739,000 and $603,000 for the years ended December 31, 2007, 2006 and 2005, respectively. In connection with services provided to the Investment Advisor, CNL Fund Management Company, the Sub-Advisor and affiliate of the Dealer Manager pursuant to a sub-advisory agreement dated August 21, 2006, was paid by the Investment Advisor $214,000 and $25,000 for the years ended December 31, 2007 and 2006, respectively. There were no fees paid to the Sub-Advisor in 2005.

Acquisition Fee to Related Party

The Investment Advisor may earn an acquisition fee of up to 1.0% of (i) the purchase price of real estate investments acquired by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. The Investment Advisor earned acquisition fees of $2,620,000 for the year ended December 31, 2007. In connection with services provided to the Investment Advisor, the Sub Advisor, pursuant to a sub advisory agreement, was paid by the Investment Advisor $490,000 for the year ended December 31, 2007. These fees have been capitalized to investments in real estate and related intangibles. There were no acquisition fees paid in 2006 and 2005.

CB Richard Ellis, UK was paid a service fee in conjunction with the April 27, 2007 acquisition of 602 Central Blvd. totaling £9,000 ($18,000) for the year ended December 31, 2007. This fee has been capitalized to investments in real estate and related intangibles. There were no service fees paid in 2006 and 2005.

Affiliate Equity Investment

During 2004, CBRE Investors purchased 269,428 common shares of beneficial interest in the Company for $8.10 per share in a private placement. During the years ended December 31, 2007, 2006 and 2005, CBRE Investors sold none, 18,077 and 8,124 shares, respectively, to employees and related parties.

James Orphanides, one of the Company’s trustees, purchased 54,348 common shares during the year ended December 31, 2007.

During 2004, REIT Holdings purchased 29,937 common partnership units in CBRE OP at $8.10 per unit in a private placement. In exchange for the services provided to the Company, REIT Holdings was granted a Class B limited partnership interest and a Class C limited partnership interest in CBRE OP. For the year ended December 31, 2006, REIT Holdings earned approximately $961,000 ($816,000 of which is included as minority interest and $145,000 as Class C fee to related party), relating to its Class C limited partnership interest in CBRE OP. Included in minority interest is $260,000 for the changes in fair value of the Class B interest during the year ended December 311, 2006. On October 24, 2006, the Class B limited partnership was modified and the Class C limited partnership interest was exchanged for Class A OP units (see Note 2).

Management Services to Related Party

Affiliates of the Investment Advisor may also provide leasing, brokerage, property management, or mortgage banking services for the Company. CB Richard Ellis Group, Inc., an affiliate of the Investment Advisor,

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

received property management fees of approximately $160,000, $41,000 and $7,000 for the years ended December 31, 2007, 2006 and 2005, respectively. As of December 31, 2007 and 2006, the property management fee payable included in accounts payable and accrued expenses in our consolidated balance sheets were $50,000 and $3,000, respectively. CBRE Melody, an affiliate of the Investment Advisor, received mortgage banking fees of approximately $36,000, $0 and $163,000 for the years ended December 31, 2007, 2006 and 2005, respectively. There were no mortgage banking fees payable at December 31, 2007 and 2006. No leasing and brokerage fees were paid to affiliates of the Investment Advisor for the years ended December 31, 2007, 2006 and 2005.

12.	Equity Incentive Plan and Performance Bonus Plan

Equity Incentive Plan

The Company has adopted a 2004 equity incentive plan. The purpose of the 2004 equity incentive plan is to provide the Company with the flexibility to use share options and other awards to provide a means of performance-based compensation. Key employees, directors, trustees, officers, advisors, consultants or other personnel of the Company and its subsidiaries or other persons expected to provide significant services to the Company or its subsidiaries, including employees of the Investment Advisor, would be eligible to be granted share options, restricted shares, phantom shares, distribution equivalent rights and other share-based awards under the 2004 equity incentive plan. No awards of any kind have been made under this plan during the years ended December 31, 2007, 2006 and 2005, respectively.

Performance Bonus Plan

The Company has adopted a 2004 performance bonus plan. Annual bonuses under the Company’s 2004 performance bonus plan are awarded by the Company’s Compensation Committee to selected key employees, including employees of the Investment Advisor, based on corporate factors or individual factors (or a combination of both). Subject to the provisions of the 2004 performance bonus plan, the Compensation Committee will (i) determine and designate those key employees to whom bonuses are to be granted; (ii) determine, consistently with the 2004 performance bonus plan, the amount of the bonus to be granted to any key employee for any performance period; and (iii) determine, consistently with the 2004 performance bonus plan, the terms and conditions of each bonus. Bonuses may be so awarded by the Compensation Committee prior to the commencement of any performance period, during or after any performance period. No bonus shall exceed 200% of the key employee’s aggregate salary for the year. The Compensation Committee may provide for partial bonus payments at target and other levels. Corporate performance hurdles for bonuses may be adjusted by the Compensation Committee in its discretion to reflect (i) dilution from corporate acquisitions and share offerings, and (ii) changes in applicable accounting rules and standards. The Compensation Committee may determine that bonuses shall be paid in cash or shares or other equity-based grants, or a combination thereof. The Compensation Committee may also provide that any such share grants be made under the Company’s 2004 equity incentive plan or any other equity-based plan or program the Company may establish. The Compensation Committee may provide for programs under which the payment of bonuses may be deferred at the election of the employee. No bonuses were awarded and no bonus related expenses were incurred by the Company during the periods ended December 31, 2007, 2006 and 2005, respectively.

13.	Shareholders’ Equity

Under our declaration of trust, we have the authority to issue a total of 1,000,000,000 shares of beneficial interest. Of the total shares authorized, 990,000,000 shares are designated as common shares with a par value of $0.01 per share and 10,000,000 shares are designated as preferred shares.

During the period from July 1, 2004 (date of commencement) to December 31, 2004, the Company issued 6,967,762 common shares of beneficial interest. Funds from the sale of shares were subsequently invested in CBRE OP, with the Company holding 6,967,762 common operating partnership units of CBRE OP. REIT Holdings, an affiliate of the Investment Advisor, holds 29,937 common partnership units which creates the minority interest balance upon consolidation. CBRE OP currently has two classes of interest entitled the “Class A Interest,” (limited

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

partnership units) and the “Class B Interest.” Limited partnership units or new classes of Partnership Interests may be issued to newly admitted partners in exchange for the contribution by such partners of cash, real estate partnership interests, stock, notes or other assets or consideration. A Class B Interest was also issued to REIT Holdings. The Class B Interest held by REIT Holdings is entitled to certain distributions, as described in Note 2, and is subject to certain transfer restrictions. The Class C Interest was also issued and held by REIT Holdings and was also entitled to certain distributions and subject to certain transfer restrictions. On October 24, 2006, the Class C interest was exchanged for 216,424 limited partnership units in CBRE OP.

The registration statement relating to the Company’s initial public offering was declared effective on October 24, 2006. CNL Securities Corp. is the dealer manager of our offering. The registration statement covers up to $2,000,000,000 in common shares of beneficial interest, 90% of which will be offered at a price of $10.00 per share, and 10% of which will be offered pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm the Company chooses for that purpose. As of December 31, 2007, the Company had issued 24,179,649 common shares in its initial public offering.

During the years ended December 31, 2007 and 2006, the Company repurchased 38,371 common shares and 32,331 common shares, respectively, under the Company’s Share Redemption Program. There were no common shares repurchased under the Company’s Share Redemption Program in 2005. During the three months ended December 31, 2007, we did not repurchase any common shares.

14.	Distributions

Earnings and profits, which determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes due to the differences for federal income tax purposes including the treatment of loss on extinguishment of debt, revenue recognition, compensation expense and in the basis of depreciable assets and estimated useful lives used to compute depreciation.

The following table reconciles the distributions declared per common share to the distributions paid per common share during the years ended December 31, 2007, 2006 and 2005:

	2007	2006	2005
Distributions declared per common share	$0.544	$0.500	$0.418
Less: Distributions declared in the current period, and paid in the subsequent period	(0.144)	(0.125)	(0.125)
Add: Distributions declared in the prior year, and paid in the current year	0.125	0.125	0.080

Distributions paid per common share	$0.525	$0.500	$0.373

Distributions paid to shareholders during the years ended December 31, 2007, 2006 and 2005 totaled $7,106,000, $3,491,000 and $2,595,000, respectively.

The income tax treatment for distributions declared for the years ended December 31, 2007, 2006 and 2005 as identified above, were as follows (unaudited):

	2007		2006		2005
Ordinary Income	$0.255	46.8%	$0.264	52.8%	$0.217	52.0%
Return of capital	0.289	53.2	0.236	47.2	0.201	48.0

	$0.544	100.0%	$0.500	100.0%	$0.418	100.0%

15.	Fair Value of Financial Instruments

The carrying amounts for cash and cash equivalents, accounts and other receivables, as well as the loan payable, accounts payable and accrued expenses approximate their fair value because of the short-term nature of these instruments. The fair value of payables to related parties is not determinable due to their related party nature.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

The fair value of notes payable was estimated based on current interest rates available to the Company for debt instruments with similar terms.

The following table summarizes our notes payable and their estimated fair value at December 31, 2007 and 2006 (in thousands):

	Book Value		Fair Value
Financial Instrument	2007	2006	2007	2006
Notes Payable	$116,876	$34,975	$114,174	$33,652

16.	Commitments and Contingencies

We have agreed to a capital commitment of up to $20,000,000 in CBRE Asia Fund, which extends for 24 months after the close of the final capital commitment. On October 16, 2007, we funded $200,000 of our capital commitment. CBRE Investors, our sponsor, formed CBRE Asia Fund, to purchase, reposition, develop, hold for investment and sell institutional quality real estate and related assets in targeted markets in China, Japan, India, South Korea, Hong Kong, Singapore and other Asia Pacific markets. If we and all other currently committed capital investors had funded our entire commitments in CBRE Asia Fund as of December 31, 2007, we would have owned an ownership interest of approximately 5.81% in CBRE Asia Fund. A majority of our trustees (including a majority of our independent trustees) not otherwise interested in this transaction approved the transaction as being fair, competitive and commercially reasonable. CBRE Asia Fund is managed by CB Richard Ellis Investors SP Asia II, LLC or the Fund Manager, a subsidiary of CBRE Investors.

On June 22, 2007, July 3, 2007 and July 27, 2007, the Company entered into definitive purchase agreements with certain affiliates of Johnson Development Associates, Inc., an unrelated third party to acquire, subject to customary closing conditions, a portfolio of 34 distribution and light manufacturing industrial buildings and adjacent land located in North Carolina and South Carolina. As of December 31, 2007, one building and a group of land parcels had not closed. The land parcels closed on January 23, 2008 for $820,000 exclusive of customary closing costs and the 541,910 rentable square foot distribution building located in Charlotte, North Carolina closed on March 14, 2007 for $25,350,000 exclusive of customary closing costs.

Litigation—From time to time, the Company and its properties may be subject to legal proceedings, which arise in the ordinary course of its business. Currently, neither the Company nor any of its properties are subject to, or threatened with, any legal proceedings for which the outcome is reasonably likely to have a material adverse effect on the results of operations or financial condition of the Company.

Environmental Matters—The Company is not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that the Company believes would require additional disclosure or the recording of a loss contingency.

17.	Quarterly Financial Information (unaudited)

Summarized quarterly financial data for the years ended December 31, 2007 and 2006 was as follows (in thousands, except per share amounts):

	2007 Quarter Ended
	March 31	June 30	September 30	December 31
Revenues	$2,168	$2,438	$3,911	$8,144
Net (Loss) Income	(132)	4	434	(709)
Net (Loss) Income per common share-basic and diluted	(0.02)	0.01	0.02	(0.03)

	2006 Quarter Ended
	March 31	June 30	September 30	December 31
Revenues	$2,061	$2,104	$2,092	$2,203
Net Loss	(253)	(1,131)	(562)	(538)
Net Loss per common share-basic and diluted	(0.04)	(0.16)	(0.08)	(0.07)

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

18.	Comprehensive Loss

U.S. GAAP requires that the effect of foreign currency translation adjustments be classified as comprehensive income (loss). The following table sets forth our comprehensive loss for the years ended December 31, 2007, 2006 and 2005 (in thousands):

	Year Ended December 31,
	2007	2006	2005
Net Loss	$(403)	$(2,484)	$(92)
Foreign Currency Translation Gains	41	—	—

Comprehensive Loss	$(362)	$(2,484)	$(92)

19.	Income Taxes

The Company elected to be taxed as a REIT under the Internal Revenue Code with its taxable year ended December 31, 2004. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it distribute at least 90% of its taxable income to its shareholders. It is management’s current intention to adhere to these requirements and maintain the Company’s REIT status. As a REIT, the Company generally will not be subject to corporate level federal income tax on net income it distributes currently to its shareholders. If the Company fails to qualify as a REIT in any taxable year, then it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed taxable income, if any.

The Company has made Taxable REIT Subsidiary (“TRS”) elections for all of its subsidiaries that held property for sale. The elections, effective for the tax year beginning January 1, 2007 and future years, were made pursuant to section 856(I) of the Internal Revenue Code. The Company’s TRS is subject to corporate level income taxes which are recorded in the Company’s consolidated financial statements. The Company’s TRS included all of the properties previously held for sale at December 31, 2007.

The following table reconciles net income available to common shareholders to taxable income available to common shareholders for the year ended December 31, 2007 (in thousands):

Net Income Available from TRS (1)	$663
Less: Tax Depreciation and Amortization	(472)
Add: Receipts of Prepaid Rent	54
Less: Other	(150)

Taxable Income for TRS	$95

(1)	Net income available from the TRS is comprised of income previously treated as discontinued operations of $1,294,000 (before tax provision for income taxes of $247,000) less allocated interest expense of $631,000 from the term loan payable.

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

The following table summarizes the provision for income taxes of the TRS for the year ended December 31, 2007 (in thousands):

Current	$30
Deferred	217

Total Provision for Income Taxes	$247

In addition, we incurred $32,000 of state income tax expenses and fees related to other properties.

The following table reconciles the provision for income taxes of the TRS for the year ended December 31, 2007 to the amount computed by applying the Federal Corporate tax rate (in thousands):

Federal Income Taxes at Statutory Federal Rate for Taxable REIT Subsidiary	$225
State Income Taxes	33
Earnings not Subject to Federal Income Taxes and Other	(11)

Total Provision for Income Taxes	$247

SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred liabilities of the TRS relate primarily to differences in the book and tax depreciation method of property for federal and state income tax purpose.

The following table summarizes the tax effects of temporary differences of the TRS included in the net deferred tax liabilities for the year ended December 31, 2007 (in thousands):

Net Deferred Tax Liability, resulting primary from differences in depreciation and amortization in real estate	$(217)

20.	Subsequent Events

From January 1, 2008 through March 17, 2008, we received gross proceeds of approximately $54,180,393 from the sale of 5,426,172 common shares in our initial public offering.

On January 23, 2008, we acquired a fee interest in land parcels located in the Spartanburg, South Carolina market for $820,000 exclusive of customary closing costs, which was funded using a purchase deposit of $41,000 and net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $8,200.

On January 28, 2008, American La France LLC (“ALF”), the tenant in the Jedburg Commerce Park Building, filed for Chapter 11 bankruptcy protection. ALF occupies the entire Jedburg Commerce Park Building under a lease that runs through July 31, 2027. The current annual rent is approximately $2,994,000 with 2% annual increases effective each year on August 1, through the end of the lease term. In connection with the lease, we have received an irrevocable stand-by letter of credit totaling $3,000,000 at December 31, 2007 as security for the lease. As of December 31, 2007, ALF owed us $515,000 in unpaid rent which it subsequently reduced to $131,000. In addition, as of December 31, 2007 and February 29, 2008 we had deferred rent receivables from ALF of $215,000 and $323,000, respectively. Since ALF has filed for Chapter 11 bankruptcy protection, we have continued to receive rent payments in the amount of $249,500 for each of January and February 2008.

On March 5, 2008, we acquired a fee interest in Lakeside Office Center (“Lakeside”) located at 2850 Lake Vista Drive, Lewisville, Texas, from an unrelated third party. We acquired Lakeside for approximately $17,700,000, exclusive of customary closing costs, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $177,000. This

CB RICHARD ELLIS REALTY TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

acquisition fee is not included in the $17,700,000 total acquisition cost of Lakeside. Lakeside consists of a 98,750 (unaudited) square foot, three-story office buildings and surface parking lot completed in August 2006. The building is 96% leased to several tenants, one of which is Teachers Insurance and Annuity Association of America (“TIAA”) under a lease that expires in May 2017.

On March 14, 2008, the Company acquired a fee interest in a warehouse distribution building, Kings Mountain III, totaling 541,910 (unaudited) rentable square feet located in the Charlotte, North Carolina market for $25,350,000, exclusive of customary closing costs, which was funded using a purchase deposit of $510,000 (as of December 31, 2007) and net proceeds from the Company’s public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $254,000.

On March 20, 2008, we acquired a fee interest in TVF located at 400 Thames Valley Park Drive, Reading, United Kingdom from an unrelated third party. We acquired TVF for approximately £13,795,000 ($27,664,000), exclusive of customary closing costs, and stamp duty fees, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $277,000. This acquisition fee is not included in the £13,795,000 ($27,664,000) acquisition cost of TVF. TVF consists of a four story office building and surface parking lot completed in 1998. The office building is 100% leased to Regus (United Kingdom) under a lease that expires in November 2013.

Schedule III—Properties and Accumulated Depreciation Through December 31, 2007 (in Thousands)

Property	Encumbrances Net	Land	Site Improvements	Building and Improvements	Tenant Improvements	Acquisition Costs	Improvements Subsequent to Purchase Date	Total Cost	Accumulated Depreciation and Amortization
REMEC	$13,250	$11,862	$—	$8,933	$3,217	$24,012	$—	$24,012	$(1,596)
300 Constitution	12,000	5,591	—	13,826	733	20,150	—	20,150	(1,398)
Deerfield Commons I	9,725	2,053	934	7,760	1,363	12,110	622	12,732	(1,437)
Deerfield Commons II	—	2,262	—	—	—	2,262	—	2,262	—
660 North Dorothy	—	1,576	417	3,402	199	5,594	—	5,594	(315)
505 Century	—	950	304	3,684	119	5,057	153	5,210	(324)
631 International	—	923	238	2,912	285	4,358	—	4,358	(278)
602 Central Blvd.	10,928	3,625	321	17,804	—	21,750	—	21,750	(319)
Bolingbrook Point III	9,000	2,422	522	13,433	164	16,541	—	16,541	(133)
Fairforest Bldg 5	11,050	1,788	2,462	12,017	101	16,368	—	16,368	(164)
Fairforest Bldg. 6	3,552	596	506	3,754	459	5,315	—	5,315	(62)
Fairforest Bldg. 7	—	660	463	4,503	—	5,626	—	5,626	(49)
HJ Park Bldg. 1	1,354	575	469	2,472	12	3,528	—	3,528	(32)
North Rhett I	4,661	1,289	366	9,627	428	11,710	—	11,710	(108)
North Rhett II	2,465	539	143	5,670	26	6,378	—	6,378	(77)
North Rhett III	2,081	562	209	3,366	18	4,155	—	4,155	(34)
North Rhett IV	10,591	2,432	1,716	12,445	91	16,684	—	16,684	(147)
Jedburg Commerce Park	—	4,118	3,093	20,832	152	28,195	—	28,195	(249)
Mount Holly Bldg.	2,465	1,012	1,050	3,699	18	5,779	—	5,779	(57)
Orangeburg Park Bldg.	2,506	544	641	3,636	93	4,914	—	4,914	(70)
Kings Mt. I	2,140	303	362	3,097	166	3,928	—	3,928	(41)
Kings Mt. II	6,541	773	1,351	10,199	959	13,282	—	13,282	(143)
Union Cross Bldg. I	3,091	852	759	3,905	27	5,543	—	5,543	(51)
Union Cross Bldg. II	9,476	1,659	1,575	12,270	66	15,570	—	15,570	(149)
Fairforest Bldg 1	—	335	115	2,585	7	3,042	—	3,042	—
Fairforest Bldg 2	—	396	131	4,787	5	5,319	—	5,319	—
Fairforest Bldg 3	—	615	252	4,886	16	5,769	—	5,769	—
Fairforest Bldg 4	—	681	368	4,840	13	5,902	—	5,902	—
Highway 290 Commerce Pk Bldg 1	—	704	236	4,471	11	5,422	—	5,422	—
Highway 290 Commerce Pk Bldg 2	—	1,131	390	3,087	27	4,635	—	4,635	—
Highway 290 Commerce Pk Bldg 5	—	433	179	845	7	1,464	—	1,464	—
Highway 290 Commerce Pk Bldg 6	—	572	187	3,085	1	3,845	—	3,845	—
Highway 290 Commerce Pk Bldg 7	—	1,233	549	3,034	3	4,819	—	4,819	—
Orchard Business Park 1	—	358	143	899	1	1,401	—	1,401	—
Orchard Business Park 2	—	173	67	541	—	781	—	781	—
Greenville/ Spartanburg Ind. Pk	—	460	216	2,657	3	3,336	—	3,336	—
Community Cash Complex 1	—	867	188	1,669	22	2,746	—	2,746	—
Community Cash Complex 2	—	887	147	1,202	19	2,255	—	2,255	—

Schedule III—Properties and Accumulated Depreciation

Through December 31, 2007 (in Thousands)

Property	Encumbrances Net	Land	Site Improvements	Building and Improvements	Tenant Improvements	Acquisition Costs	Improvements Subsequent to Purchase Date	Total Cost	Accumulated Depreciation and Amortization
Community Cash Complex 3	—	205	16	1,225	28	1,474	—	1,474	—
Community Cash Complex 4	—	132	16	410	3	561	—	561	—
Community Cash Complex 5	—	138	16	690	—	844	—	844	—
Cherokee Corporate Park	—	294	555	2,984	6	3,839	—	3,839	—

	$116,876	$58,580	$21,672	$227,143	$8,868	$316,263	$775	$317,038	$(7,233)

Schedule III—Properties and Accumulated Depreciation

Through December 31, 2007 (In Thousands)

Investments in real estate (in thousands):

	December 31,
	2007	2006	2005
Balance, beginning of the year	$74,035	$58,583	$44,161
Acquisitions	242,711	15,010	14,381
Improvements	292	442	41

Balance, end of the year	$317,038	$74,035	$58,583

Accumulated depreciation related to investments in real estate (in thousands):

	December 31,
	2007	2006	2005
Balance, beginning of year	$(3,385)	$(1,420)	$(215)
Additions	(3,848)	(1,965)	(1,205)
Deductions	—	—	—

Balance, end of the year	$(7,233)	$(3,385)	$(1,420)

The aggregate gross cost of our investments in real estate for federal income tax purposes approximated $357,000,000, $87,300,000 and $68,400,000 as of December 31, 2007, 2006 and 2005.